AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of July 14, 1997, by and among Merit Behavioral Care Corporation, a Delaware corporation ("Parent"), Merit Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CMG Health, Inc., a Maryland corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company upon the terms and subject to the conditions of this Agreement (the "Merger"), and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, par value $.00333 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger, and each share of preferred stock, par value $.00333 per share, of the Company ("Company Preferred Stock") issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive the consideration set forth in Article III hereof;

         WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent to enter into this Agreement, certain stockholders of the Company have entered into Stockholder Support Agreements (the "Stockholder Support Agreements") with the Company and Parent, pursuant to which such stockholders have, among other things, represented that they will vote all voting securities of the Company beneficially owned by them in favor of approval and adoption of this Agreement and the transactions contemplated hereby and, further, that they agree, among other things, to take any further actions as stockholders as may be required to approve this Agreement and the transactions contemplated hereby; and

         WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

1.1. The Merger.

Subject to the terms and conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. As provided in and subject to Section 1.4 hereof, following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub and the Company in accordance with the MGCL. The Merger shall have the effect set forth in Section 3-114 of the MGCL and Section 252 of the DGCL.

1.2. The Closing.

(a) The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time as soon as practicable following the satisfaction or waiver of all of the conditions set forth in Article XII hereof (the "Closing Date"), at the offices of Latham & Watkins, New York, New York, unless another date or place is agreed to in writing by the parties hereto.

(b) At the Closing, the Company shall deliver or cause to be delivered to Parent the following:

(i) Officers' Certificate. (A) The certificate required to be delivered by the Chief Executive Officer of the Company pursuant to Section 12.2(q) and (B) the certificate required to be delivered by the Chief Financial Officer of the Company pursuant to Section 12.2(r).

(ii) Certificates of Good Standing. (A) A certificate of good standing for the Company from the State Department of Assessments and Taxation of the State of Maryland; and (B) certificates of good standing (or equivalent certification) for each of the entities listed in Sections 4.2(a) and 4.2(b) of the Company Disclosure Schedule from their respective states of formation.

(iii) Secretary's Certificate. A certificate, executed by the Secretary of the Company, dated as of the Closing Date, which certifies the continued effectiveness without modification since the date hereof of resolutions adopted by the members of the Board of Directors of the Company duly authorizing the execution, delivery and performance of this Agreement, the other agreements referred to herein and the transactions contemplated hereby and thereby, the continued effectiveness without modification since the date hereof of resolutions adopted by the stockholders of the Company duly approving the Merger, and such other matters as may be reasonably requested by Parent.

(iv) Opinions of Counsel.

(A) Opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Company, dated the Closing Date, addressing the matters set forth on Exhibit 1.2(b)(iv)(A).

(B) An opinion of Jill B. Reamer, Esq., Vice President of Mergers and Acquisitions and General Counsel of the Company, dated the Closing Date, addressing the matters set forth on Exhibit 1.2(b)(iv)(B).

(v) Director Resignations. Resignations of all members of the Board of Directors of the Company and each Company Subsidiary, effective as of the Closing.

(vi) Stockholders Agreement. An agreement entered into by and among the ACR Beneficiaries, certain stockholders of Parent and Parent, effective as of the Closing Date (the "Stockholders Agreement"), which Stockholders Agreement shall be substantially in the form attached as Exhibit 1.2(b)(vi) hereto, fully executed by such holders.

(vii) Escrow Agreement. An escrow agreement, dated as the Closing Date (the "Escrow Agreement"), by and between the ACR Representative and NationsBank, N.A., as escrow agent (the "Escrow Agent"), which Escrow Agreement shall be substantially in the form of Exhibit 1.2(d)(vii) hereto, fully executed by the parties thereto.

(c) At the Closing, Parent shall deliver or cause to be delivered to those holders of the Exchanging Company Shares who have complied with Section 3.3 the Merger Consideration set forth in clause (i) of Section 3.1(b) in immediately available funds.

(d) At the Closing, Parent shall deliver or caused to be delivered to the Company the following:

(i) Officers' Certificates. The certificates required to be delivered by the Chief Executive Officers of Parent and Merger Sub pursuant to Section 12.3(f).

(ii) Certificate of Good Standing. Certificates of good standing for Parent and Merger Sub from the Secretary of State of the State of Delaware.

(iii) Secretaries' Certificates. Certificates, executed by the Secretaries of Parent and Merger Sub, dated as of the Closing Date, which certify the continued effectiveness without modification since the date hereof of the resolutions adopted by the directors of Parent and Merger Sub, respectively, duly authorizing the execution, delivery and performance of this Agreement, the other agreements referred to herein and the transactions contemplated hereby and thereby, and such other matters as may be reasonably requested by the Company.

(iv) Stockholders Agreement. The Stockholders Agreement, fully executed by Parent and those stockholders of Parent that are a party thereto.

(v) Opinion of Counsel. An opinion of Richards, Layton & Finger, special Delaware counsel to Parent, dated the Closing Date, addressing the matters set forth on Exhibit 1.2(d)(v).

(vi) Opinion of General Counsel. An opinion of Michael G. Lenahan, Esq., Executive Vice President -- Mergers & Acquisitions and General Counsel of Parent, dated the Closing Date, addressing the matters set forth on Exhibit 1.2(d)(vi).

1.3. Effective Time.

Subject to the provisions of this Agreement, the parties shall file (i) articles of merger (the "Maryland Articles of Merger") executed in accordance with the relevant provisions of the MGCL and (ii) a certificate of merger (the "Delaware Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the MGCL and the DGCL on the Closing Date. The Merger shall become effective at the latest of such time as (i) the Maryland Articles of Merger are duly filed with the State Department of Assessments and Taxation of the State of Maryland, (ii) the Delaware Certificate of Merger is filed with the Secretary of State of the State of Delaware, or (iii) at such other time as the Company and Parent shall agree should be specified in the Maryland Articles of Merger and the Delaware Certificate of Merger (the "Effective Time").

1.4. Effect of the Merger.

When the Merger has been effected, the separate existence of Merger Sub shall cease, the Surviving Corporation shall have all of the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under Maryland law, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of Merger Sub and the Company (together, the "Constituent Corporations"); all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations so merged; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the respective properties of the Constituent Corporations and the Surviving Corporation shall be impaired by the Merger, all with the effect set forth in the MGCL and the DGCL.

                                   ARTICLE II.

                         CHARTER, BYLAWS, DIRECTORS AND
                      OFFICERS OF THE SURVIVING CORPORATION

2.1. Charter of the Surviving Corporation.

The charter of the Company, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

2.2. Bylaws of the Surviving Corporation.

The Bylaws of the Company as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Maryland, the charter of the Company and the said Bylaws.

2.3. Directors of the Surviving Corporation.

The Board of Directors of the Surviving Corporation shall be comprised of the directors of Merger Sub immediately prior to the Effective Time until their respective successors are duly elected and qualified. The Company shall cause each member of its Board of Directors and of its subsidiaries, and each other member of the Board of Directors of a Group Entity which is identified by Parent in writing prior to the Effective Time, to tender his or her resignation prior to the Effective Time, each such resignation to be effective as of the Effective Time.

2.4. Officers of the Surviving Corporation.

The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected and qualified.

                                  ARTICLE III.

                      EFFECT OF THE MERGER ON CAPITAL STOCK

3.1. Effect on Capital Stock.

As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or Company Preferred Stock or any holder of shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.00333 per share, of the Surviving Corporation.

(b) Conversion of the Company Common Stock. Each issued and outstanding share of Company Common Stock shall be converted into the right to receive, subject to any applicable withholding taxes, the following (collectively, the "Merger Consideration"):

(i) a cash amount equal to the Cash Price (as calculated below, subject to recalculation pursuant to the terms of Section 3.3.1); and

(ii) provided that the holder of such share of Company Common Stock is a party to the Stockholders Agreement, one (1) right to the additional consideration set forth in Section 3.7 (each, an "Additional Consideration Right"); each holder of an Additional Consideration Right being deemed herein an "ACR Beneficiary."

As used herein, the "Cash Price" shall be calculated as follows:

Cash Price = [$51,500,000 +.5 (AEPUO) + AEPFO + AEPVO - .5 (ADJ) - EA - EX] M246 [.5 (UO) + CS + VO + FO]

The abbreviations used in the formula above shall have the following meanings:

                  ADJ shall be the amount designated as the "Adjustment Amount" on Exhibit 3.1(b).

                  AEPFO shall be an amount equal to the aggregate exercise prices of all Frozen Options.

                  AEPUO shall be an amount equal to the aggregate exercise prices of all Unvested Options.

                  AEPVO shall be an amount equal to the aggregate exercise prices of all Vested Options.

                  CS shall be the number of outstanding shares of Company Common Stock immediately prior to the Effective Time, deeming the Company Preferred Stock to have been converted into Company Common Stock at a conversion rate of one share of Company Common Stock for each share of Company Preferred Stock.

                  EA shall be an amount equal to $60,000 (the "Escrow Amount"), which shall represent the amount deposited into the Escrow Account pursuant to Section 10.6 hereof.

                  EX shall be the amount  designated  as the "Excess  Amount" on
                  Exhibit 3.1(b).

                  FO shall be the number of shares of Company Common Stock for which Stock Options issued under the 1996 Option Plan which are not vested immediately prior to or at the Effective Time but which, for a period of twelve months after the Effective Time, are subject to vesting upon the happening of certain events in accordance with the terms of the agreements and instruments governing such Stock Options (each, a "Frozen Option").

                  UO shall be the number of shares of Company Common Stock for which Stock Options were granted in 1995 under the 1994 Option Plan which are not vested immediately prior to the Effective Time but which, upon the Effective Time, consistent with the terms of the agreements and instruments governing such Stock Options, have been vested by action of the Board of Directors of the Company and, in accordance with Section 3.2 hereof, converted into the right to receive the Merger Consideration (each, an "Unvested Option").

                  VO shall be the number of shares of Company Common Stock for which Stock Options which are either (i) vested immediately prior to the Effective Time (without giving effect to the Merger or the Stockholder Support Agreements) or (ii) vested at the Effective Time pursuant to the terms of the 1996 Option Plan (each, a "Vested Option").

(c) Conversion of the Company Preferred Stock. Each issued and outstanding share of Company Preferred Stock shall be converted into the right to receive the Merger Consideration such holder would have received if such holder had converted its shares of Company Preferred Stock into Company Common Stock immediately prior to the Effective Time. The conversion rate of the Company Preferred Stock is and shall be one share of Company Common Stock for each share of Company Preferred Stock.

(d) Status of the Shares. As of the Effective Time, all shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Common Stock or Company Preferred Stock (collectively, "Exchanging Company Shares") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 3.3, without interest.

(e) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, and subject to the provisions of the Stockholder Support Agreements, any Exchanging Company Shares outstanding immediately prior to the Effective Time held by a holder who has complied with the provisions of Sections 3-203(a)(1)(ii) and 3-203(a)(2) of the MGCL and as of the Effective Time has not withdrawn or forfeited such right to such appraisal shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall only be entitled to such rights as are granted by the MGCL. If a holder of Exchanging Company Shares who demands appraisal of those Exchanging Company Shares under the MGCL shall effectively withdraw or forfeit (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those Exchanging Company Shares shall be converted into and represent only the right to receive the Merger Consideration as provided in Section 3.1(b)(i), without interest, upon the surrender of the certificate or certificates representing those Exchanging Company Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Exchanging Company Shares, attempted withdrawals of such demands, and any other instruments served pursuant to the MGCL received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(f) Calculation of Cash Price. On the business day immediately preceding the Closing Date, the Company's Chief Financial Officer shall deliver to Parent a true, correct and complete statement of each of the items set forth in the definition of Cash Price.

(g) Equity Rights. As used in this Agreement, "Equity Rights" shall mean any options, warrants, rights of conversion (including under the Company Preferred Stock) or agreements, arrangements or commitments (whether or not in writing) obligating the Company (with or without consideration and whether or not presently exercisable or convertible) to issue or sell shares of its capital stock.

3.2. Stock Options.

(a) The Board of Directors of the Company (or the proper committee thereof), by amendment of the appropriate Stock Option plan or by resolution of the Board of Directors, as may be appropriate, shall cause, immediately prior to the Effective Time, each unvested Stock Option (other than Frozen Options), which is outstanding immediately prior to the Effective Time, without any action on the part of the holder thereof, to become fully vested (in the case of all outstanding Stock Options granted under the 1992 Option Plan, the 1994 Option Plan and the 1995 Option Plan and those Stock Options granted under the 1996 Option Plan and listed in Attachment 4.4(2) of the Company Disclosure Schedule in the columns headed "1996 Options" - "10%" or "COC") or canceled (in the case of Stock Options granted under the 1996 Option Plan, which are not Frozen Options and which are not referred to in the immediately preceding parenthetical) pursuant to the terms thereof, and if vested, converted (along with each otherwise Vested Option outstanding immediately prior to the Effective
Time) into the right to receive, less applicable withholding taxes and without interest, (A) cash in an amount equal to the difference (if positive) between
(x) the Cash Price and (y) the exercise price of such option, provided, if the difference between (x) the Cash Price and (y) the exercise price of such option is zero or less, such option shall, immediately prior to the Effective Time, and without any action on the part of the holder thereof, be canceled and no consideration shall be issued in exchange therefor; and (B) if the holder of such Stock Option becomes a party to the Stockholders Agreement, in respect of each share of Company Common Stock which such holder had the right to acquire at an exercise price per share of Company Common Stock which is less than the Cash Price, one Additional Consideration Right. The Company shall pay amounts due to the holders of Stock Options under this Section 3.2(a) immediately prior to the Effective Time. As used herein, "Stock Option" shall mean stock options issued pursuant to the CMG Health, Inc. Stock Option Plan, dated July 1, 1992 (the "1992 Option Plan"), the CMG Health, Inc. Non-Qualified Stock Option Plan, dated July 1, 1994 (the "1994 Option Plan"), the CMG Health, Inc. Non-Qualified Non-Employee Director's Stock Option Plan, dated February 1, 1995 (the "1995 Option Plan"), and the Performance Equity Incentive Plan, amended and restated as of November 1, 1996 (the "1996 Option Plan").

(b) If at any time during the twelve month period beginning at the Effective Time, a Frozen Option shall have its vesting accelerated pursuant to the terms of the 1996 Option Plan, such Frozen Option shall be converted, as of the date of the event effecting such acceleration, into the right to receive, less applicable withholding taxes and without interest, (A) cash in an amount equal to the difference (if positive) between (x) the Cash Price and (y) the exercise price of such Frozen Option, provided, if the difference between (x) the Cash Price and (y) the exercise price of such Frozen Option is zero or less, such Frozen Option shall, without any action on the part of the holder thereof, be canceled and no consideration shall be issued in exchange therefor; and (B) if the holder of such Frozen Option becomes a party to the Stockholders Agreement, in respect of each share of Company Common Stock which such holder had the right to acquire at an exercise price per share of Company Common Stock which is less than the Cash Price, one Additional Consideration Right. The Surviving Corporation shall pay amounts due to the each holder of Frozen Options under this Section 3.2(b) within five (5) business days following the receipt by the Surviving Corporation of an agreement, fully executed by such holder, releasing the Surviving Corporation from any and all liabilities and obligations to such holder arising under the 1996 Option Plan and providing that the consideration to be paid such holder pursuant to this Section 3.2(b) constitutes full and complete payment in respect of such holder's Frozen Options.

3.3. Exchange of Certificates; Procedures.

(a) Immediately following the Effective Time, each record holder of any certificate or certificates which, immediately prior to the Effective Time, represented outstanding Exchanging Company Shares (the "Certificates") whose Exchanging Company Shares were converted into the right to receive a portion of the Merger Consideration shall be entitled to surrender its Certificates to Parent for cancellation in exchange for the Merger Consideration and, subject to receipt of such certifications as Parent may reasonably request, Parent hereby agrees to cause such Merger Consideration to be paid to such person at such time; provided, however, the rights represented by the Additional Consideration Rights shall be uncertificated and be evidenced only by Section 3.7 hereof. The Litigation Shares shall be issued to the ACR Beneficiaries at the Effective Time, in the amounts and subject to the provisions set forth in Section 3.7(c) hereof, and shall be delivered at the time and in the manner set forth in the preceding sentence with respect to the right to receive Merger Consideration generally. If any stockholder shall fail to surrender its Certificates promptly following the Effective Time, Parent shall send to such stockholder notice of the Merger and instructions for use in effecting the surrender of the Certificates in exchange for the stockholder's pro rata share of the Merger Consideration and the holder of such Certificates shall be entitled to receive in exchange therefor solely the stockholder's pro rata share of the Merger Consideration less any applicable stock transfer taxes (whether imposed on such stockholder or on Parent) and such Certificates shall forthwith be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the consideration payable upon the surrender of the Certificates. It shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer. Notwithstanding the foregoing, no party hereto shall be liable to a holder of Exchanging Company Shares for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any payment in respect hereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims of interest of any person previously entitled thereto and any holders of Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the Exchanging Company Shares formerly represented thereby to which such holders are entitled pursuant to this Article III.

(b) From and after the Effective Time, there shall be no transfers on the share transfer books of the Surviving Corporation of the Exchanging Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for payment, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Section 3.3 and Section 3.1.

3.3.1. Recalculation of Cash Price.

Upon the twelve month anniversary of the Effective Time, the Cash Price shall be recalculated, treating as never having been outstanding each Frozen Option that has subsequently been terminated or cancelled without consideration in accordance with its terms, and any portion of the Cash Price not previously distributed by the Surviving Corporation which would, based upon such recalculation, have been originally due in respect of Vested Options and Unvested Options (pursuant to Section 3.2) and Exchanging Company Shares (pursuant to Section 3.3), shall be distributed (without interest and subject to applicable withholding taxes) promptly by the Surviving Corporation in respect of (i) each such Stock Option and (ii) each Exchanging Company Share entitled to receive Merger Consideration pursuant to the terms hereof.

3.4. No Further Rights in Exchanging Company Shares. All Merger Consideration received by any stockholder pursuant to this Agreement shall be deemed to have been delivered and received in full satisfaction of all rights pertaining to such stockholder's Exchanging Company Shares. At the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares (other than such rights as they may have as dissenting stockholders under the MGCL), and their sole right shall be to receive the Merger Consideration. Dissenting stockholders shall have the rights accorded by the MGCL.

3.5. Lost Certificates.

Notwithstanding the provisions of Section 3.3, in the event any Certificate which immediately prior to the Effective Time represented outstanding Exchanging Company Shares has been lost, stolen or destroyed (a "Lost Certificate"), upon the making of an affidavit of that fact by the person claiming such Lost Certificate to be lost, stolen or destroyed and an agreement to indemnify Parent against any claim that may be made against it with respect to such Certificate, Parent will deliver the Merger Consideration to which the Exchanging Company Shares were entitled in respect of such Lost Certificate.

3.6. Withholding Rights.

Parent shall be entitled to deduct and withhold from the Merger Consideration or Additional Consideration Rights otherwise payable pursuant to this Agreement to any holder of Exchanging Company Shares or any Stock Options such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "IRC"), or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Exchanging Company Shares in respect of which such deduction and withholding was made.

3.7. Additional Consideration Rights.

(a) General. Each Additional Consideration Right shall represent only a right to receive:

(i) a cash payment (the "CHAMPUS Earn-Out Payment") from Parent, as provided and subject to the terms set forth in Section 3.7(b).

(ii) a pro rata portion of 750,000 shares (the "Litigation Condition Shares") of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), as provided and subject to the terms set forth in Section 3.7(c);

(iii) a pro rata portion of up to 750,000 shares of Parent Common Stock (the "CHAMPUS Condition Shares" and together with the Litigation Condition Shares, the "Parent Shares"), as provided and subject to the terms set forth in Section 3.7(d);

(iv) a cash payment (the "State Earn-Out Payment") from Parent, as provided and subject to the terms set forth in Section 3.7(e);

(v) the pro rata right to receive amounts on deposit in the Escrow Account, pursuant to the terms of the Escrow Agreement; and

(vi) a cash payment, as provided and subject to the terms set forth in Section 3.7(k).

(b) CHAMPUS Earn-Out Payment.

(i) The amount of any CHAMPUS Earn-Out Payment payable with respect to each Additional Consideration Right shall be equal to the aggregate CHAMPUS Earn-Out Payment payable, calculated as provided on Exhibit 3.7(b), divided by the total number of Additional Consideration Rights outstanding (the "ACR Denominator") as of the third business day prior to the date an Earn-Out Statement is first sent to the ACR Beneficiaries; provided, however, that if the Earn-Out Payment Date occurs prior to the twelve month anniversary of the Effective Time, (A) the ACR Denominator shall be adjusted for purposes of calculating the amount of the
CHAMPUS  Earn-Out  Payment  payable  to each ACR  Beneficiary  pursuant  to this
Section 3.7(b) by adding an amount equal to "FO" (as used in the definition of Cash Price) to the ACR Denominator, and (B) if at any time from and after the Earn-Out Payment Date, a Frozen Option shall have its vesting accelerated pursuant to the terms of the 1996 Option Plan, such Frozen Option shall be converted into the right to receive, if the holder of such Frozen Option is an ACR Beneficiary, the amount payable with respect to each Additional Consideration Right as calculated hereinabove, which shall be payable at the time, and only if, a payment is due to such holder pursuant to Section 3.2(b). Upon the twelve month anniversary of the Effective Time, any CHAMPUS Earn-Out Payment not previously paid pursuant to the terms of this Section 3.7(b) shall be paid to all ACR Beneficiaries, pro rata in accordance with the number of Additional Consideration Rights held by each ACR Beneficiary.

(ii) Not later than the latest of (x) thirty (30) days following the date of final resolution with respect to the bid price adjustment provisions of the CHAMPUS Regions 3 and 4 request for proposals of claims paid during the data collection period (i.e., the twelve (12) month period ended June 30, 1996) under the CHAMPUS Regions 3 and 4 program (such final resolution being deemed to occur upon (A) the acceptance by Choice Behavioral Health Partnership ("Choice") of the bid price adjustment of the Office of CHAMPUS ("OCHAMPUS") either by (1) the settlement of such bid price adjustment by Humana Military Healthcare Services, Inc. ("Humana MHS") and OCHAMPUS, or (2) Humana MHS's decision not to, or failure to timely, appeal such final bid price adjustment determination by OCHAMPUS (which settlement or decision is accepted by Choice) or (B) Humana MHS's proposal to limit the impact of such bid price adjustment determination upon Choice (which proposal is accepted by Choice)), (y) the date Humana MHS and Choice complete all risk sharing and other calculations required for Choice to determine its profit generated from the CHAMPUS 3/4 Subcontract for the first year of service delivery thereunder and reflecting the results to the bid price adjustment described above and (z) April 30, 1998, Parent shall prepare and deliver to the ACR Beneficiaries a statement (the "Earn-Out Statement") setting forth the calculation of the CHAMPUS Earn-Out Payment calculated in accordance with Exhibit 3.7(b). The amount of the CHAMPUS Earn-Out Payment reflected on the Earn-Out Statement shall be paid by Parent to the ACR Beneficiaries not later than the tenth business day following the date the Earn-Out Statement becomes final under Section 3.7(b)(iii) (the "Earn-Out Payment Date"). As used in this Agreement, "CHAMPUS 3/4 Subcontract" means that certain Subcontract for the Comprehensive Management of the Delivery of Mental Health and Substance Abuse Services dated July 28, 1995, among Humana MHS, the Company and FHC Options, Inc. relating to that certain Request For Proposals MDA 906-94-R-002, under which Choice operates.

(iii) The Surviving Corporation shall provide the ACR Representative and its agents access, upon reasonable notice and during normal business hours, to the books and records of the Surviving Corporation pertaining solely to the Earn-Out Statement, provided that the ACR Representative and its agents execute confidentiality agreements as may reasonably be requested by the Surviving Corporation. If the ACR Representative shall have any objections to the Earn-Out Statement, the ACR Representative shall deliver a complete and detailed written statement describing its objections to Parent within 60 days after receiving the Earn-Out Statement in question. The ACR Representative and Parent will use reasonable efforts to resolve any objections to the Earn-Out Statement which are timely raised by the ACR Representative as set forth herein. If any such objections are resolved, they shall be confirmed in a writing signed by Parent and the ACR Representative. If the parties do not obtain a final and complete written, signed resolution within 30 days (which time period may be extended but only by a writing signed by Parent and the ACR Representative) after Parent's receipt of a written statement of objections, the ACR Representative and Parent will select within 30 days thereafter an accounting firm mutually acceptable to them to resolve by binding arbitration, with the aforesaid accounting firm acting (as a firm) as the sole arbitrator, any remaining objections not previously resolved in a writing signed by Parent and the ACR Representative. The aforesaid accounting firm shall determine the procedures to be utilized by it in resolving the remaining objections. If the ACR Representative and Parent are unable to timely agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of the six largest national accounting firms remaining after excluding the regular outside accounting firms of Parent, the Company (on the date hereof), each holder of more than 10% of the Additional Consideration Rights and the ACR Representative. The determination of the accounting firm as to the remaining objections will be set forth in writing and when set forth in writing, designated as a "Final Determination" and signed by the accounting firm. If such accounting firm thus determines that the ACR Beneficiaries are entitled, under this Section 3.7(b), to a CHAMPUS Earn-Out Payment in excess of that set forth in the Earn-Out Statement, Parent shall promptly pay such amount, but Parent shall not be required to pay any interest except as provided below in this clause (iii). In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this clause (iii), the fees, charges and expenses of the accounting firm shall (A) be borne by the ACR Beneficiaries (pro rata based upon the number of such rights held) as a set-off to the CHAMPUS Earn-Out Payment if such accounting firm determines that no amount in excess of the CHAMPUS Earn-Out Payment set forth in the Earn-Out Statement is due to the ACR Beneficiaries, (B) be borne equally by Parent and the ACR Beneficiaries if the CHAMPUS Earn-Out Payment which such accounting firm determines to be due to the ACR Beneficiaries does not exceed the CHAMPUS Earn-Out Payment reflected on the Earn-Out Statement by more than 7.5%, or (C) be borne by Parent if the CHAMPUS Earn-Out Payment which such accounting firm determines to be due to the holders exceeds the CHAMPUS Earn-Out Payment reflected on such Earn-Out Statement by more than 7.5%. For purposes of this Agreement, the Earn-Out Statement shall become final upon the earliest to occur of (X) the expiration of the 60-day period described in the second sentence of this Section 3.7(b)(iii) if the ACR Representative shall not have delivered any written statement of objections to the Earn-Out Statement to Parent within such period (or the date prior to such expiration on which the ACR Representative accepts the Earn-Out Statement in writing), (Y) the date on which the ACR Representative and Parent resolve in writing all objections, if any, of the ACR Representative to the Earn-Out Statement timely delivered to Parent, and (Z) the date on which the accounting firm determines and delivers to Parent and the ACR Representative in a writing designated as a "Final Determination" and signed by the accounting firm its resolution of all objections not otherwise previously resolved in writing by the ACR Representative and Parent. In the event the Final Determination results in an amount due to the ACR Beneficiaries as the CHAMPUS Earn-Out Payment in excess of that reflected on the Earn-Out Statement first delivered, the amount of the CHAMPUS Earn-Out Payment shall be increased by an amount equal to the amount of interest on the CHAMPUS Earn-Out Payment accruing from the 60th day after the Earn-Out Statement was first delivered to the ACR Beneficiaries through the date of payment, at a rate of interest equal to LIBOR (one month maturity) plus 1.875% per annum. Upon the Earn-Out Statement becoming final as aforesaid, such Earn-Out Statement, including but not limited to the amount to be paid to each ACR Beneficiary and the non-existence of any other ACR Beneficiaries entitled to an Earn-Out Payment, shall be conclusive and binding on the ACR Representative, Parent and each ACR Beneficiary, whether or not said ACR Beneficiary is identified therein as being entitled to an Earn-Out Payment. Notwithstanding any other provision of this Agreement, including but not limited to any provision stating that remedies shall be cumulative and not exclusive, and as a condition of the receipt of Additional Consideration Rights and the consideration which may arise in respect thereof, this Section 3.7(b)(iii) provides the sole and exclusive method for resolving any and all disputes of each and every nature whatever that may arise between or among the parties, the ACR Beneficiaries, or their representatives (including the ACR Representative) with respect to any CHAMPUS Earn-Out Payment or the Earn-Out Statement. All parties hereto, the ACR Beneficiaries and their representatives (including the ACR Representative) hereby irrevocably waive, relinquish and surrender all rights to, and agree that they will not attempt to, resolve any such dispute or disputes in any manner other than as set forth in this Section 3.7(b)(iii), including but not limited to through litigation. All parties hereto, the ACR Beneficiaries and their representatives (including the ACR Representative) further agree that if one or more of them should initiate any attempt to resolve any such dispute or disputes in any manner other than the sole and exclusive manner set forth in this Section 3.7(b)(iii), said initiators shall pay and reimburse all fees, costs and expenses incurred by anyone else as a result of, in connection with or related to said attempt or attempts.

(iv) Payment of the CHAMPUS Earn-Out Payment shall be made by cashier's or certified check or, if requested by a person entitled to receive payment, by wire transfer of immediately available funds to an account specified by such person.

(c) Litigation Condition Payment. At the Effective Time, each holder of an Additional Consideration Right shall be entitled to receive, in respect of each such Additional Consideration Right so held, a number of shares of Parent Common Stock equal to (i) 750,000 (as adjusted pursuant to Section 3.7(g)) divided by
(ii) the ACR Denominator as of such date plus the number of Frozen Options; provided, that any holder of aggregate Stock Options to acquire less than 20,000 shares of Company Common Stock immediately prior to the Effective Time shall, in respect of the Additional Consideration Rights issuable in respect of such Stock Options, be issued the Equivalent Cash Amount (as defined in Section 3.7(h) below) in respect of each Litigation Condition Share which was to be issued to such holder in respect of an Additional Consideration Right pursuant to Section
3.2 hereof. Such Litigation Condition Shares and any Equivalent Cash Amount shall be issued or paid to the ACR Beneficiaries at the Effective Time in respect of the Additional Conditional Rights. If at any time from and after the Effective Time, a Frozen Option shall have its vesting accelerated pursuant to the terms of the 1996 Option Plan, such Frozen Option shall be converted into the right to receive, if the holder of such Frozen Option is an ACR Beneficiary, the number of Litigation Condition Shares allocable to each Additional Consideration Right as calculated hereinabove, which shall be issuable at the time, and only if, a payment is due to such holder pursuant to Section 3.2(b). Upon the twelve month anniversary of the Effective Time, any Litigation Condition Shares not previously issued pursuant to the terms of this Section 3.7(c) shall be issued to all ACR Beneficiaries, pro rata in accordance with the number of Additional Consideration Rights held by each ACR Beneficiary. To the extent any Parent Share to be issued under Sections 3.7(c) or (d) is a fractional share, at Parent's option, Parent shall either (i) issue such fractional share, (ii) issue a whole Parent Share in lieu thereof or (iii) issue cash in lieu thereof based upon the Equivalent Cash Amount.

(d) CHAMPUS 2/5 Condition Payment.

(i) Upon satisfaction of the CHAMPUS 2/5 Condition, each holder of an Additional Consideration Right shall be entitled to receive, in respect of each such Additional Consideration Right so held, a number of shares of Parent Common Stock equal to (i) 750,000 (as adjusted pursuant to Section 3.7(g) or reduced pursuant to Exhibit 3.7(d)) divided by (ii) the ACR Denominator; provided, that any holder of aggregate Stock Options to acquire less than 20,000 shares of Company Common Stock immediately prior to the Effective Time shall, in respect of the Additional Consideration Rights issuable in respect of such Stock Options, be issued the Equivalent Cash Amount in respect of each CHAMPUS Condition Share which was to be issued to such holder pursuant to this subsection. Such CHAMPUS Condition Shares and any Equivalent Cash Amount shall be issued or paid to the ACR Beneficiaries (A) subject to clause (B), upon the latest of (1) thirty (30) days following satisfaction of the CHAMPUS 2/5 Condition, (2) ten business days following the date on which the Share Adjustment becomes final pursuant to Section 3.7(g)(ii) hereof with respect to any pending Share Adjustment, upon the terms and subject to the restrictions set forth in the Stockholders Agreement, or (3) ten business days following the date on which the CHAMPUS 2/5 Statement becomes final, or (B) in the event the CHAMPUS 2/5 Condition is satisfied prior to the Effective Time, such CHAMPUS Condition Shares and any Equivalent Cash Amount shall be issued or paid to the ACR Beneficiaries at the Effective Time in respect of the Additional Conditional Rights if the parties are then in agreement as to the CHAMPUS 2/5 Statement; provided, however, that if the CHAMPUS Condition Shares are issued prior to the twelve month anniversary of the Effective Time, (A) the ACR Denominator shall be adjusted for purposes of calculating the number of CHAMPUS Condition Shares issuable to each ACR Beneficiary pursuant to this Section 3.7(d) by adding an amount equal to "FO" (as used in the definition of Cash Price) to the ACR Denominator, and (B) if at any time from and after the issuance of the CHAMPUS Condition Shares, a Frozen Option shall have its vesting accelerated pursuant to the terms of the 1996 Option Plan, such Frozen Option shall be converted into the right to receive, if the holder of such Frozen Option is an ACR Beneficiary, the number of CHAMPUS Condition Shares allocable to each Additional Consideration Right as calculated hereinabove, which shall be at the time, and only if, a payment is due to such holder pursuant to Section 3.2(b). Upon the twelve month anniversary of the Effective Time, any CHAMPUS Condition Shares not previously issued pursuant to the terms of this Section 3.7(d) shall be issued to all ACR Beneficiaries pro rata in accordance with the number of Additional Consideration Rights held by each ACR Beneficiary. As used herein, the "CHAMPUS 2/5 Condition" shall have the meaning set forth on Exhibit 3.7(d).

(ii) The Surviving Corporation shall provide the ACR Representative and its agents access, upon reasonable notice and during normal business hours, to the books and records of the Surviving Corporation pertaining solely to any adjustments (the "CHAMPUS 2/5 Adjustments") made to the number of CHAMPUS Condition Shares to be issued pursuant to the calculations set forth on Exhibit 3.7(d), provided that the ACR Representative and its agents execute confidentiality agreements as may reasonably be requested by the Surviving Corporation. If the ACR Representative shall have any objections to the CHAMPUS 2/5 Adjustments, the ACR Representative shall deliver a complete and detailed written statement describing its objections to Parent within 60 days after receiving written notice from Parent of the CHAMPUS 2/5 Adjustments in question. The ACR Representative and Parent will use reasonable efforts to resolve any objections to the CHAMPUS 2/5 Adjustments which are timely raised by the ACR Representative as set forth herein. If any such objections are resolved, they shall be confirmed in a writing signed by Parent and the ACR Representative. If the parties do not obtain a final and complete written, signed resolution within 30 days (which time period may be extended but only by a writing signed by Parent and the ACR Representative) after Parent's receipt of a written statement of objections, the ACR Representative and Parent will select within 30 days thereafter an accounting firm mutually acceptable to them to resolve by binding arbitration, with the aforesaid accounting firm acting (as a firm) as the sole arbitrator, any remaining objections not previously resolved in a writing signed by Parent and the ACR Representative. The aforesaid accounting firm shall determine the procedures to be utilized by it in resolving the remaining objections. If the ACR Representative and Parent are unable to timely agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of the six largest national accounting firms remaining after excluding the regular outside accounting firms of Parent, the Company (on the date hereof), each holder of more than 10% of the Additional Consideration Rights and the ACR Representative. The determination of the accounting firm as to the remaining objections will be set forth in writing and when set forth in writing, designated as a "Final Determination" and signed by the accounting firm. If such accounting firm thus determines that the ACR Beneficiaries are entitled, under this Section 3.7(d), to a number of CHAMPUS Condition Shares in excess of that set forth in Parent's written notice of CHAMPUS 2/5 Adjustments, Parent shall promptly pay such amount. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this clause (ii), the fees, charges and expenses of the accounting firm shall (A) be borne by the ACR Beneficiaries (pro rata based upon the number of such rights held) as a set-off to the number of CHAMPUS Condition Shares issuable if such accounting firm determines that no amount in excess of the number of CHAMPUS Condition Shares set forth in Parent's written notice of CHAMPUS 2/5 Adjustments is due to the ACR Beneficiaries, (B) be borne equally by Parent and the ACR Beneficiaries if the number of CHAMPUS Condition Shares which such accounting firm determines to be due to the ACR Beneficiaries does not exceed the number reflected on Parent's written notice of CHAMPUS 2/5 Adjustments by more than 7.5%, or (C) be borne by Parent if the number of CHAMPUS Condition Shares which such accounting firm determines to be due to the holders exceeds the number reflected on Parent's written notice of CHAMPUS 2/5 Adjustments by more than 7.5%. For purposes of this Agreement, the CHAMPUS 2/5 Adjustments shall become final upon the earliest to occur of (X) the expiration of the 60-day period described in the second sentence of this Section 3.7(d)(ii) if the ACR Representative shall not have delivered any written statement of objections to the CHAMPUS 2/5 Adjustments to Parent within such period (or the date prior to such expiration on which the ACR Representative accepts the CHAMPUS 2/5 Adjustments in writing), (Y) the date on which the ACR Representative and Parent resolve in writing all objections, if any, of the ACR Representative to the CHAMPUS 2/5 Adjustments timely delivered to Parent, and (Z) the date on which the accounting firm determines and delivers to Parent and the ACR Representative in a writing designated as a "Final Determination" and signed by the accounting firm its resolution of all objections not otherwise previously resolved in writing by the ACR Representative and Parent. In the event the Final Determination results in a number of CHAMPUS Condition Shares issuable to the ACR Beneficiaries as a result of the satisfaction of the CHAMPUS 2/5 Condition in excess of that reflected on the written notice of CHAMPUS 2/5 Adjustments first delivered by Parent, the amount of CHAMPUS Condition Shares issuable to the ACR Beneficiaries shall be increased by an amount equal to the difference between (1) the number set forth in the Final Determination and (2) the number set forth on Parent's written notice of CHAMPUS 2/5 Adjustments, in both cases, with respect to the aggregate number of CHAMPUS Condition Shares issuable. Upon the number of CHAMPUS Condition Shares issuable and any CHAMPUS 2/5 Adjustments becoming final as aforesaid, such number of CHAMPUS Condition Shares issuable and any CHAMPUS 2/5 Adjustments, including but not limited to the number of CHAMPUS Condition Shares to be issued to each ACR Beneficiary and the non-existence of any other ACR Beneficiaries entitled to receive CHAMPUS Condition Shares, shall be conclusive and binding on the ACR Representative, Parent and each ACR Beneficiary, whether or not said ACR Beneficiary is identified therein as being entitled to receive CHAMPUS Condition Shares. Notwithstanding any other provision of this Agreement, including but not limited to any provision stating that remedies shall be cumulative and not exclusive, and as a condition of the receipt of Additional Consideration Rights and the consideration which may arise in respect thereof, this Section 3.7(d)(ii) provides the sole and exclusive method for resolving any and all disputes of each and every nature whatever that may arise between or among the parties, the ACR Beneficiaries, or their representatives (including the ACR Representative) with respect to any CHAMPUS Condition Shares or CHAMPUS 2/5 Adjustments. All parties hereto, the ACR Beneficiaries and their representatives (including the ACR Representative) hereby irrevocably waive, relinquish and surrender all rights to, and agree that they will not attempt to, resolve any such dispute or disputes in any manner other than as set forth in this Section 3.7(d)(ii), including but not limited to through litigation. All parties hereto, the ACR Beneficiaries and their representatives (including the ACR Representative) further agree that if one or more of them should initiate any attempt to resolve any such dispute or disputes in any manner other than the sole and exclusive manner set forth in this Section 3.7(d)(ii), said initiators shall pay and reimburse all fees, costs and expenses incurred by anyone else as a result of, in connection with or related to said attempt or attempts.

(e) State Contract Earn-Out Payment.

(i) The amount of any State Earn-Out Payment payable with respect to each Additional Consideration Right shall be equal to the aggregate State Earn-Out Payment payable, calculated as provided on Exhibit 3.7(e), divided by the total number of Additional Consideration Rights outstanding as of the third business day prior to the date a State Earn-Out Statement is first sent to the ACR Beneficiaries.

(ii) Not later than December 31, 1998, Parent shall prepare and deliver to the ACR Beneficiaries a statement (the "State Earn-Out Statement") setting forth the calculation of the State Earn-Out Payment calculated in accordance with Exhibit 3.7(e). The amount of the State Earn-Out Payment reflected on the State Earn-Out Statement shall be paid by Parent to the ACR Beneficiaries not later than the tenth business day following the date the State Earn-Out Statement becomes final under Section 3.7(e)(iii) (the "State Payment Date"). As used in this Agreement, "State Contract" means Contract No. 97-331-74069-0 between the Montana State Department of Public Health and Human Services and Montana Community Partners, Inc. and CMG Health, Inc. and Care Coalition of Montana, Inc. for managed mental health care, dated as of December 23, 1996.

(iii) The Surviving Corporation shall provide the ACR Representative and its agents access, upon reasonable notice and during normal business hours, to the books and records of the Surviving Corporation pertaining solely to the State Earn-Out Statement, provided that the ACR Representative and its agents execute confidentiality agreements as may reasonably be requested by the Surviving Corporation. If the ACR Representative shall have any objections to the State Earn-Out Statement, the ACR Representative shall deliver a complete and detailed written statement describing its objections to Parent within 60 days after receiving the State Earn-Out Statement in question. The ACR Representative and Parent will use reasonable efforts to resolve any objections to the State Earn-Out Statement which are timely raised by the ACR Representative as set forth herein. If any such objections are resolved, they shall be confirmed in a writing signed by Parent and the ACR Representative. If the parties do not obtain a final and complete written, signed resolution within 30 days (which time period may be extended but only by a writing signed by Parent and the ACR Representative) after Parent's receipt of a written statement of objections, the ACR Representative and Parent will select within 30 days thereafter an accounting firm mutually acceptable to them to resolve by binding arbitration, with the aforesaid accounting firm acting (as a firm) as the sole arbitrator, any remaining objections not previously resolved in a writing signed by Parent and the ACR Representative. The aforesaid accounting firm shall determine the procedures to be utilized by it in resolving the remaining objections. If the ACR Representative and Parent are unable to timely agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of the six largest national accounting firms remaining after excluding the regular outside accounting firms of Parent, the Company (on the date hereof), each holder of more than 10% of the Additional Consideration Rights and the ACR Representative. The determination of the accounting firm as to the remaining objections will be set forth in writing and when set forth in writing, designated as a "Final Determination" and signed by the accounting firm. If such accounting firm thus determines that the ACR Beneficiaries are entitled, under this Section 3.7(e), to a State Earn-Out Payment in excess of that set forth in the State Earn-Out Statement, Parent shall promptly pay such amount, but Parent shall not be required to pay any interest except as provided below in this clause (iii). In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this clause (iii), the fees, charges and expenses of the accounting firm shall (A) be borne by the ACR Beneficiaries (pro rata based upon the number of such rights held) as a set-off to the State Earn-Out Payment if such accounting firm determines that no amount in excess of the State Earn-Out Payment set forth in the State Earn-Out Statement is due to the ACR Beneficiaries, (B) be borne equally by Parent and the ACR Beneficiaries if the State Earn-Out Payment which such accounting firm determines to be due to the ACR Beneficiaries does not exceed the State Earn-Out Payment reflected on the State Earn-Out Statement by more than 7.5%, or (C) be borne by Parent if the State Earn-Out Payment which such accounting firm determines to be due to the holders exceeds the State Earn-Out Payment reflected on such State Earn-Out Statement by more than 7.5%. For purposes of this Agreement, the State Earn-Out Statement shall become final upon the earliest to occur of (X) the expiration of the 60-day period described in the second sentence of this Section 3.7(e)(iii) if the ACR Representative shall not have delivered any written statement of objections to the State Earn-Out Statement to Parent within such period (or the date prior to such expiration on which the ACR Representative accepts the State Earn-Out Statement in writing), (Y) the date on which the ACR Representative and Parent resolve in writing all objections, if any, of the ACR Representative to the State Earn-Out Statement timely delivered to Parent, and (Z) the date on which the accounting firm determines and delivers to Parent and the ACR Representative in a writing designated as a "Final Determination" and signed by the accounting firm its resolution of all objections not otherwise previously resolved in writing by the ACR Representative and Parent. In the event the Final Determination results in an amount due to the ACR Beneficiaries as the State Earn-Out Payment in excess of that reflected on the State Earn-Out Statement first delivered, the amount of the State Earn-Out Payment shall be increased by an amount equal to the amount of interest on the State Earn-Out Payment accruing from the 60th day after the State Earn-Out Statement was first delivered to the ACR Beneficiaries through the date of payment, at a rate of interest equal to LIBOR (one month maturity) plus 1.875% per annum. Upon the State Earn-Out Statement becoming final as aforesaid, such State Earn-Out Statement, including but not limited to the amount to be paid to each ACR Beneficiary and the non-existence of any other ACR Beneficiaries entitled to a State Earn-Out Payment, shall be conclusive and binding on the ACR Representative, Parent and each ACR Beneficiary, whether or not said ACR Beneficiary is identified therein as being entitled to a State Earn-Out Payment. Notwithstanding any other provision of this Agreement, including but not limited to any provision stating that remedies shall be cumulative and not exclusive, and as a condition of the receipt of Additional Consideration Rights and the consideration which may arise in respect thereof, this Section 3.7(e)(iii) provides the sole and exclusive method for resolving any and all disputes of each and every nature whatever that may arise between or among the parties, the ACR Beneficiaries, or their representatives (including the ACR Representative) with respect to any State Earn-Out Payment or the State Earn-Out Statement. All parties hereto, the ACR Beneficiaries and their representatives (including the ACR Representative) hereby irrevocably waive, relinquish and surrender all rights to, and agree that they will not attempt to, resolve any such dispute or disputes in any manner other than as set forth in this Section 3.7(e)(iii), including but not limited to through litigation. All parties hereto, the ACR Beneficiaries and their representatives (including the ACR Representative) further agree that if one or more of them should initiate any attempt to resolve any such dispute or disputes in any manner other than the sole and exclusive manner set forth in this Section 3.7(e)(iii), said initiators shall pay and reimburse all fees, costs and expenses incurred by anyone else as a result of, in connection with or related to said attempt or attempts.

(iv) Payment of the State Earn-Out Payment shall be made by cashier's or certified check or, if requested by a person entitled to receive payment, by wire transfer of immediately available funds to an account specified by such person.

(f) Additional Consideration Rights Generally.

(i) The Additional Consideration Rights are personal to each initial holder thereof and shall not be transferable for any reason other than (A) to an Affiliate of such holder, (B) to another holder of Additional Consideration Rights or (C) by operation of law or by will or the laws of descent and distribution. Any attempted transfer of an Additional Consideration Right by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void. Additional Consideration Rights shall not possess any attributes of common stock or other security and shall not entitle the holders of the Additional Consideration Rights to any rights of any kind other than as specifically set forth in this Agreement.

(ii) As a condition to the receipt of any Additional Consideration Rights, each ACR Beneficiary has duly appointed Alan J. Shusterman as its designated representative (together with any designee of Alan J. Shusterman (or his properly designated successor), acceptable to Parent in its reasonable discretion (provided that any representative of Humana Inc. shall be deemed acceptable to Parent), the "ACR Representative") and as such ACR Beneficiary's attorney-in-fact, to act on such ACR Beneficiary's behalf and to take any and all actions required or permitted to be taken by the ACR Representative under this Agreement. Parent and the Company shall be entitled to rely upon as being binding upon each ACR Beneficiary any document or other paper believed by Parent or the Company, respectively, to be genuine and correct and to have been signed or sent by the ACR Representative, and neither Parent or the Company shall be liable to any of ACR Beneficiaries for any action taken or omitted to be taken by Parent or the Company, respectively, in such reliance. All fees and expenses of the ACR Representative and its agents shall be paid by the ACR Beneficiaries. Neither Parent nor the Company shall in any event incur any liability for (i) any such fees or expenses or (ii) any losses, damages or expenses incurred by any ACR Beneficiary arising from or related to any action (or failure to act) by the ACR Representative.

(g) Adjustment of Share Amounts.

(i) In the event that, prior to the issuance of the Parent Shares under Sections 3.7(c) or 3.7(d), the outstanding shares of Parent Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of Parent or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate and equitable adjustments (each, a "Share Adjustment") shall be made by the Board of Directors of Parent to the number and kind of the Parent Shares issuable to the ACR Beneficiaries, prior to the issuance thereof, pursuant to Sections 3.7(c) and 3.7(d). Parent shall give the ACR Representative prompt notice of the number and kind of adjustments which have been made.

(ii) Parent shall provide the ACR Representative and its agents access upon reasonable notice and during normal business hours to the books and records of Parent pertaining solely to the Share Adjustment. If the ACR Representative shall have any objections to any Share Adjustment, the ACR Representative shall deliver a complete and detailed written statement describing its objections to Parent within 60 days after receiving the notice of the Share Adjustment required pursuant to Section 3.7(g)(i), above. The ACR Representative and Parent will use reasonable efforts to resolve any objections to the Share Adjustment which are timely raised by the ACR Representative as set forth herein. If any such objections are resolved, they shall be confirmed in a writing signed by Parent and the ACR Representative. If the parties do not obtain a final and complete written, signed resolution within 30 days (which time period may be extended but only by a writing signed by Parent and the ACR Representative) after Parent's receipt of a written statement of objections, the ACR Representative and Parent will select within 45 days thereafter an accounting firm mutually acceptable to them to resolve by binding arbitration, with the aforesaid accounting firm acting (as a firm) as the sole arbitrator, any remaining objections not previously resolved in a writing signed by Parent and the ACR Representative. The aforesaid accounting firm shall determine the procedures to be utilized by it in resolving the remaining objections. If the ACR Representative and Parent are unable to timely agree on the choice of an accounting firm, such accounting firm will be selected by lot from a list of the six largest national accounting firms remaining after excluding the regular outside accounting firms of Parent, the Company (on the date hereof), each holder of more than 10% of the Additional Consideration Rights and the ACR Representative. The determination of the accounting firm as to the remaining objections will be set forth in writing and when set forth in writing, designated as a "Final Determination," and signed by the accounting firm. If such accounting firm thus determines that the ACR Beneficiaries are entitled, under this Section 3.7(g), to a number or kind of shares or other securities of Parent other than as contemplated by the Share Adjustment, Parent shall promptly authorize and issue or authorize for future issuance the number and kind of shares or securities to which the ACR Beneficiaries are entitled. In the event that the parties submit any unresolved objections to an accounting firm for resolution as provided in this clause (ii), the fees, charges and expenses of the accounting firm shall (A) be borne by the ACR Beneficiaries (pro rata based upon the number of Additional Consideration Rights held) as a set-off to the number of Parent Shares issued or issuable to the ACR Beneficiaries (based upon the Equivalent Cash Amount at the time of the issuance of Parent Shares) in the event such accounting firm determines that the Share Adjustment, as determined by Parent pursuant to Section 3.7(g)(i), is appropriate, (B) be borne equally by Parent and the ACR Beneficiaries (by the same method of set-off) if such accounting firm determines that the Share Adjustment requires modification so as to increase the number of shares or other securities of Parent to be issued or issuable to the ACR Beneficiaries by less than or equal to 7.5% (calculated as a percentage of the number of shares of Parent Common Stock comprising the Share Adjustment), or (C) be borne by Parent if such accounting firm determines that the Share Adjustment requires modification so as to increase the number of shares or other securities of Parent to be issued or issuable to the ACR Beneficiaries by more than 7.5% (calculated as a percentage of the number of shares of Parent Common Stock comprising the Share Adjustment). For purposes of this Agreement, the Share Adjustment shall become final upon the earliest to occur of (X) the expiration of the 60-day period described in the second sentence of this Section 3.7(g)(ii) if the ACR Representative shall not have delivered any written statement of objections to the Share Adjustment to Parent within such period (or the date prior to such expiration on which the ACR Representative accepts the Share Adjustment in writing), (Y) the date on which the ACR Representative and Parent resolve in writing all objections, if any, of the ACR Representative to the Share Adjustment timely delivered to Parent, and
(Z) the date on which the accounting firm determines and delivers to Parent and the ACR Representative in a writing designated as a "Final Determination" and signed by the accounting firm its resolution of all objections not otherwise previously resolved in writing by the ACR Representative and Parent. Upon the Share Adjustment becoming final as aforesaid, such Share Adjustment, including but not limited to the amount to be paid to each ACR Beneficiary and the non-existence of any other ACR Beneficiaries entitled to a Share Adjustment, shall be conclusive and binding on the ACR Representative, Parent and each ACR Beneficiary, whether or not said ACR Beneficiary is identified therein as being entitled to a Share Adjustment. Notwithstanding any other provision of this Agreement, including but not limited to any provision stating that remedies shall be cumulative and not exclusive, and as a condition of the receipt of Parent Shares and the consideration which may arise in respect thereof, any dispute that may arise between or among the parties, the ACR Beneficiaries, or their representatives (including the ACR Representative) with respect to any Share Adjustment shall be governed and resolved solely and exclusively by this
Section 3.7(g)(ii). All parties hereto, the ACR Beneficiaries and their representatives hereby irrevocably waive, relinquish and surrender all rights to, and agree that they will not attempt to, resolve any such dispute or disputes in any manner other than as set forth in this Section 3.7(g)(ii), including but not limited to through litigation. All parties hereto, the ACR Beneficiaries and their representatives further agree that if one or more of them should initiate any attempt to resolve any such dispute or disputes in any manner other than the sole and exclusive manner set forth in this Section 3.7(g)(ii), said initiators shall pay and reimburse all fees, costs and expenses incurred by anyone else as a result of, in connection with or related to said attempt or attempts. Upon the Share Adjustment becoming final as aforesaid, such determination with respect to the Share Adjustment, including but not limited to the number and kind of shares of Parent Common Stock issued or issuable to each ACR Beneficiary, shall be conclusive and binding on the ACR Representative, Parent and each ACR Beneficiary, whether or not said ACR Beneficiary is identified therein as being entitled to a Share Adjustment.

(h) Determination of Equivalent Cash Amount. The "Equivalent Cash Amount" with respect to each Parent Share shall be an amount established by the Board of Directors of Parent, in good faith, as the fair market value of a Parent Share as of the date of its issuance to the ACR Beneficiaries.

(i) Escrow Arrangement. The ACR Representative shall be entitled to withdraw funds necessary to perform his duties on behalf of the ACR Beneficiaries hereunder from the Escrow Account, in the amounts set forth in and subject to the provisions of the Escrow Agreement.

(j) Parent's Acceleration Rights. On any date subsequent to the Effective Time, upon not less than five (5) business days' notice and notwithstanding the occurrence of any event or fulfillment of any condition (or failure thereof to occur or be fulfilled), Parent may elect to (i) issue any or all of the shares of Parent Common Stock constituting the CHAMPUS Condition Shares to the ACR Beneficiaries (to the extent such shares have not, as of such date, been issued to the ACR Beneficiaries), and (ii) pay an amount equal to the maximum amount that could then be paid out under Section 3.7(l), were a payment to then be made under Sections 3.7(b) and 3.7(e), in full satisfaction of the CHAMPUS Earn-Out Payment and the State Earn-Out Payment (to the extent such amounts have not, as of such date, been paid to the ACR Beneficiaries).

(k) Unpaid Severance Amount. Each Additional Consideration Right shall also represent the right to receive an amount, if any, equal to one-half (.5) multiplied by the aggregate Unpaid Severance Amount, divided by the total number of Additional Consideration Rights outstanding as of the third business day prior to the Unpaid Severance Amount Payment Date. The "Unpaid Severance Amount" shall mean that portion of the payments described under clause (v) of Exhibit 3.1(b) which, on the first anniversary of the Effective Time, has not yet been paid and is not then payable (unless the obligation to pay such amount is then being contested, in which case such amount shall be deemed to have been paid as severance until it is thereafter finally determined that such amount is not payable as severance, at which time (or within 10 business days thereafter) such amount shall be deemed to be an Unpaid Severance Amount, and shall be paid as provided in this Section 3.7(k)). The "Unpaid Severance Amount Payment Date" shall mean the 15th day (or, if such day is not a business day, the next succeeding business day) following the first anniversary of the Effective Time.

(l) Payment Limitation. Notwithstanding anything to the contrary in this Agreement, in no event shall Parent be required to pay to the ACR Beneficiaries more than $23,500,000 in total under Sections 3.7(b) and 3.7(e). Accordingly, if at any time the payment of an amount to the ACR Beneficiaries under Section 3.7(b) or 3.7(e) hereof would, when added to the aggregate amounts previously paid under either of said Sections, exceed $23,500,000, then any such excess amount shall be retained by Parent (such reduction being applied to the ACR Beneficiaries pro rata based upon the number of Additional Consideration Rights held by each ACR Beneficiary) and not paid to the ACR Beneficiaries.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub as follows, subject to qualification by the specific disclosures set forth in the written statement signed by the Chief Executive Officer of the Company and delivered by the Company to Parent at least three (3) business days prior to the date hereof (the "Company Disclosure Schedule"), which disclosure shall expressly reference the representations and warranties so qualified:

4.1. Organization, Existence and Good Standing.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all necessary corporate power to own, operate or lease the properties and assets owned, operated or leased by it and to carry on its business as presently conducted, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 13.7 hereof) with respect to the Company. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties and assets owned, operated or leased by it or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect on the Company. The Company has heretofore made available to Parent complete and correct copies of its charter and Bylaws, each of the foregoing as amended to the date of this Agreement.

4.2. Subsidiaries and Affiliated Partnerships.

(a) Section 4.2(a) of the Company Disclosure Schedule lists all Subsidiaries of the Company (individually, a "Company Subsidiary," and collectively, the "Company Subsidiaries"). As used herein, "Subsidiary" shall mean any corporation in which the Company, directly or indirectly, beneficially owns any Equity Interest.

(b) Set forth in Section 4.2(b) of the Company Disclosure Schedule is a list of all general partnerships in which a general partner is the Company, a Company Subsidiary or another Company Partnership (individually, a "Company Partnership" and collectively, the "Company Partnerships"), and any limited liability company in which the Company, a Company Subsidiary or a Company Partnership is a member or manager (a "Company LLC"). The Company Partnerships and the Company LLCs are collectively referred to herein as the "Company Other Entities" and the Company, the Company Subsidiaries and the Company Other Entities are collectively referred to herein as "Group Entities." Company Other Entities which are not Affiliates of the Company are referred to herein as "Unaffiliated Entities."

(c) Other than the Group Entities, there are no corporations, partnerships, joint ventures, associations or other entities in which any Group Entity owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Except as set forth in
Section 4.2(d) of the Company Disclosure Schedule, no Group Entity is a member of (nor is any part of its business of any Group Entity collectively conducted through) any partnership, joint venture or similar arrangement.

(d) Section 4.2(d) of the Company Disclosure Schedule sets forth the jurisdiction of incorporation, organization or formation of each Group Entity; its authorized capital stock or other equity interests; the number and type of its issued and outstanding shares of capital stock, partnership interests or limited liability company interests ("Equity Interest"); and the current ownership by each Group Entity of any Equity Interests (collectively, the "Company Equity Interests"). Except as set forth in Section 4.2(d) of the Company Disclosure Schedule, the Company Equity Interests are owned free and clear of all security interests, pledges, mortgages, liens, charges, adverse claims of ownership, voting restrictions, limitations on transfer or proxies or use or other encumbrances of any kind (collectively, "Encumbrances"). All of the Company Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights; except as set forth in Section 4.2(d) of the Company Disclosure
Schedule, there are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the Equity Interests of any Group Entity obligating any Group Entity, as applicable, to issue or sell any of its Equity Interests.

4.3. Organization, Existence and Good Standing of the Company Subsidiaries and the Company Other Entities.

(a) Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Company Subsidiary has all necessary corporate power to own, lease or operate its properties and assets owned, leased or operated by it and to carry on its business as presently conducted. Each Company Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of properties and assets owned, operated or leased by it or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect with respect to the Company. True and complete copies of the certificate of incorporation or by-laws of each Company Subsidiary, each as amended to the date of this Agreement, have been heretofore made available to Parent.

(b) Each Company Partnership has been duly formed, is validly existing and is in good standing under the laws of its respective state of organization and has all necessary power to own, lease or operate its property and assets owned, leased or operated by it and to carry on its business as presently conducted. Each Company Partnership is duly qualified as a foreign partnership to do business in each jurisdiction in which the character of properties and assets owned, operated or leased by it or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect with respect to the Company. True and complete copies of the partnership agreement and other organizational documents of each Company Partnership, each as amended to the date of this Agreement, have been heretofore made available to Parent.

(c) Each Company LLC is a limited liability company duly formed, validly existing and in good standing under the laws of its respective state of organization. Each Company LLC has all necessary power to own, lease or operate its property and assets owned, leased or operated by it and to carry on its business as presently conducted. Each Company LLC is duly qualified as a foreign limited liability company to do business in each jurisdiction in which the character of properties and assets owned, operated or leased by it or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect with respect to the Company. True and complete copies of the articles of organization, operating agreement and other organizational documents of each Company LLC, each as amended to the date of this Agreement, have been heretofore made available to Parent.

4.4. Company Capital Stock. The Company's authorized capital stock consists of 57,000,000 shares of capital stock, comprised of 36,000,000 shares of Class A Voting Common Stock, par value $.00333 per share, and 12,000,000 shares of Class B Non-Voting Common Stock, par value $.00333 per share, of which 9,000,000 and 5,266,122 shares, respectively, are issued and outstanding on the date hereof, and 9,000,000 shares Company Preferred Stock, comprised of 6,000,000 shares designated as Class A Convertible Preferred Stock, par value $.00333 per share, and 3,000,000 shares designated as Class B Convertible Preferred Stock, par value $.00333 per share, of which 4,537,815 and 2,632,152 shares, respectively, are issued and outstanding on the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. The owners of all issued and outstanding shares of Company Common Stock and Company Preferred Stock, together with number, class and series of such stock held by such stockholder as of the date hereof, are set forth in
Section 4.4 of the Company Disclosure Schedule. The holders of all outstanding Equity Rights, and number of such Equity Rights so held as of the date hereof, are set forth in Section 4.4 of the Company Disclosure Schedule. Except as set forth in Section 4.4 of the Company Disclosure Schedule, there are no voting trusts, stockholders agreements, proxies or other similar agreements in effect with respect to the voting or transfer of the Company Common Stock or Company Preferred Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Company Common Stock or Company Preferred Stock. Set forth in Section 4.4 of the Company Disclosure Schedule is a true and complete listing of each Vested Option, each Unvested Option, and each Frozen Option, and the holders thereof, the terms of vesting with respect to each such Unvested Option, the exercise price of each Stock Option listed, and the Stock Option plan under which each Stock Option listed was issued (and any restatements, amendments or supplements to any such plans prior to the date hereof).

4.5. Power and Authority.

(a) The Company has all necessary corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and has taken all action required by Law, its charter, Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (other than the Stockholder Approvals, as defined in Section 4.5(b)). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, as the case may be, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Company has duly noticed a meeting of holders of all outstanding shares of the Company Common Stock and Company Preferred Stock, pursuant to Section 2-504 of the MGCL, which meeting is scheduled to take place on or about July 29, 1997, for the purpose of obtaining the approval and adoption of (i) with respect to the Company Common Stock and Company Preferred Stock, holders of not less than a majority of the Company Class A Common Stock and the Company Preferred Stock, voting together as a single class, and (ii) with respect to the Company Preferred Stock, holders of not less than sixty percent (60%) of such shares voting together as a class, in each case, with respect to this Agreement, the Merger and the transactions contemplated hereby and thereby (the approval and adoption described in this Section 4.5(b) being herein referred to as the "Stockholder Approvals").

4.6. Legal Proceedings.

(a) Except as set forth in Section 4.6(a) of the Company Disclosure Schedule, there is no claim, action, suit, arbitration, litigation, governmental investigation or other proceeding (each, an "Action") pending against any Group Entity or its properties or business, or the transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Section 4.6(a) of the Company Disclosure Schedule, there is no Action threatened against any Group Entity or its properties or business, or the transactions contemplated by this Agreement, which is reasonably likely to have a Material Adverse Effect on the Group Entities, taken as a whole. None of the Group Entities or their respective assets or properties is subject to any material order, judgment, injunction, decree, stipulation or determination entered by or with any government, governmental or regulatory authority, board, agency or other entity, or any court, tribunal or judicial body, whether federal, state or local (each, a "Governmental Authority"). No Group Entity has received any opinion or memorandum from internal or outside legal counsel to the effect that it is exposed, from a legal standpoint, to any liability that is reasonably likely to have a Material Adverse Effect on such Group Entity. Section 4.6(a) of the Company Disclosure Schedule sets forth all closed litigation matters involving amounts in dispute in excess of $100,000 to which any Group Entity was a party during the three years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

(b) The Company has provided outside counsel to Parent complete and candid access to all members of the Board of Directors, officers, employees and agents of the Company with knowledge pertaining to the matters in connection with the litigation which is the subject of the complaint as previously filed of Vista of Montana, Inc. filed in the action captioned Vista of Montana, Inc. v. Department of Administration of the State of Montana and the Department of Public Health and Human Services of the State of Montana and Montana Community Partners, Inc., (Case No.: BDV97-192), and complete access to all Company documentation material thereto. The Company has not failed and will not fail to disclose any information or documentation which is known to the Company and which is material to such counsel's analysis of the claims in such litigation and the Company has caused the members of its Board of Directors, officers, employees and agents to cooperate fully in such analysis and to make full disclosure of all facts and information which is known to the Company and which is material to such analysis.

(c) The Company has retained the firm of Piper & Marbury, L.L.P. ("Piper & Marbury") as its legal counsel in the litigation pending in the United States District Court for the Southern District of New York captioned: Edward M. Stephens, M.D., et al. v. CMG Health, et al., 96 Cir. 198 (KMW) ("Stephens"). The Company has provided Piper & Marbury complete and candid access to all members of the Board of Directors, officers, employees and agents of the Company with knowledge pertaining to the matters which are the subject of the Stephens litigation and complete access to all Company documentation pertinent to the Stephens litigation. The Company has not failed and will not fail to disclose any information or documentation which is known to the Company and which is material to Piper & Marbury's analysis of the claims in Stephens and it has caused and will cause the members of its Board of Directors, officers, employees and agents to cooperate fully in such analysis and to make full disclosure of all facts and information which is known to the Company and which is material to such analysis.

4.7. Financial Statements.

The Company has heretofore furnished to Parent copies of the following financial statements: (a) the audited Consolidated Balance Sheets of the Company as of December 31, 1995 and 1996, and the audited Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for each of the years in the three year period ended December 31, 1996 (the "Latest Statement Date"), together with the notes thereto (the "Latest Company Financial Statements"), and the unqualified opinion of Ernst & Young LLP, the Company's independent auditors, and (b) the Consolidated Balance Sheet of the Company and the Consolidated Statement of Operations for each month ended between the Latest Statement Date and May 31, 1997 (collectively with the Latest Company Financial Statements, the "Company Financial Statements"). The Company Financial Statements fairly present the consolidated financial position, consolidated results of operations and consolidated cash flows of the Company as of the dates and for the periods indicated therein. Each of the Company Financial Statements has been prepared in accordance with generally accepted accounting principles ("GAAP") (applied on a consistent basis except as disclosed in the footnotes thereto) and, with respect to financial statements referred to in clause (b) of the first sentence of this Section 4.7, subject to normal year-end adjustments and the absence of footnotes. The "Supplemental Schedules" set forth in Section
4.7 of the Company Disclosure Schedule fairly present, in accordance with GAAP, the results of operations and variances in revenue for each of the items described therein, for each month during the period from January 1, 1996 through May 31, 1997. The Subsequent Company Financial Statements, delivered pursuant to
Section 8.1(h), will fairly present the consolidated financial position, consolidated results of operations and consolidated cash flows of the Company as of the dates and for the periods indicated therein, and the Subsequent Supplemental Schedules, also delivered pursuant to Section 8.1(h), will fairly present, in accordance with GAAP, the results of operations and variances in revenue for each of the items described therein, for each month during the period covered by the Subsequent Company Financial Statements. Each of the Subsequent Company Financial Statements will be prepared in accordance with GAAP (applied on a consistent basis except as disclosed in the footnotes thereto), subject to normal year-end adjustments and the absence of footnotes.

4.8. No Undisclosed Liabilities.

Neither the Company nor any other Group Entity has any liabilities or obligations of any nature, whether accrued, absolute, fixed or contingent, except (i) to the extent reflected and accrued for or fully reserved against in the Company Financial Statements, (ii) for liabilities disclosed in Section 4.8 of the Company Disclosure Schedule, (iii) for liabilities and obligations not required under GAAP to be disclosed on the balance sheets included in the Company Financial Statements or in the financial footnotes thereto, or (iv) for liabilities and obligations which have arisen after the Latest Statement Date in the ordinary course of business consistent with past custom and practice (in each case of this clause (iv), none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement claim or lawsuit).

4.9. No Violation.

Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the respective organizational documents of any Group Entity, (b) violate any order, decree, injunction, judgment, ruling, law, statute, regulation, rule or other determination of any Governmental Authority (collectively, "Laws") applicable to any Group Entity,
(c) require the giving of notice to any party to a Material Contract or accord any such party the right to modify a Material Contract, or (d) conflict with or result in a breach of any provision of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in any Encumbrance on the shares of Company Common Stock or Company Preferred Stock or the properties or assets of the Company, the Company Subsidiaries or the Company Other Entities pursuant to (i) any material agreement, contract or other instrument binding upon any Group Entity or (ii) any material License (as defined in Section 4.15) held by any Group Entity.

4.10. Material Contracts.

(a) Section 4.10(a) of the Company Disclosure Schedule sets forth (grouped by each clause of this Section 4.10(a)) the following contracts (collectively, along with each Lease and each other contract which is material to the Group Entities, taken as a whole, or the conduct of its business or the absence of which would have a Material Adverse Effect on the Company, "Material Contracts") in effect as of the date of this Agreement to which any Group Entity is a party:

(i) any contract (excluding any customer, provider or employment contract) that the Company reasonably anticipates will, in accordance with its terms, involve aggregate annual payments after the date hereof by any Group Entity of more than $100,000 and that is not cancelable without liability within 60 days;

(ii) any contract, note or other instrument with any customer of the Company;

(iii) each provider contract or other contract with an individual, facility, program or entity rendering professional health care services as a contractor to any Group Entity under which $100,000 has been paid in calendar year 1996 or is reasonably likely to be paid in calendar year 1997 and that is not cancelable without payment to a third party or liability within 90 days;

(iv) any employment or consulting contracts (including without limitation any arrangements or obligations with respect to severance, change in control or termination pay) with any member of the Board of Directors, officer or employee of any Group Entity;

(v) all partnership, joint venture or similar contracts of any Group Entity;

(vi) any note, loan, letter of credit, contract relating to indebtedness for borrowed money or capitalized leases, or other contract in respect of which any Group Entity is obligated in any way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person or entity involving aggregate obligations of the Group Entities of more than $50,000;

(vii) any indemnity arrangement arising in connection with any sale or disposition of assets (other than sales of assets in the ordinary course of business);

(viii) any acquisition or disposition contracts of any Group Entity under which a party thereto remains obliged to pay monies or perform;

(ix) all contracts with any Governmental Authority or with any labor union;

(x) contracts for capital expenditures requiring payments by any Group Entity after the date hereof in excess of $100,000 for any single project;

(xi) all patent, trademark, service mark, trade name, copyright and franchise licenses, royalty agreements or similar contracts;

(xii) any material contracts relating to the licensure or ownership of the hardware or software utilized in any Group Entity's information systems; and

(xiii) each contract to which any Group Entity is a party (i) limiting the right of any Group Entity prior to or after the Closing Date, or Parent or any of its subsidiaries or Affiliates at or after the Closing Date, (A) to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by any Group Entity prior to or after the Closing Date, or Parent or any of its subsidiaries or Affiliates after the Closing Date or (B) to solicit any customer, client or patient or (ii) containing "most favored nations" or similar provisions affecting the pricing terms of contracts to which it is a party.

The Company has made available to Parent true and complete copies of all written Material Contracts (including all amendments thereto). Without limiting the generality of the foregoing, the Company has provided to Parent a true and complete copy of the amendment to its existing contract with Physician Health Services ("PHS") relating to the Connecticut Medicaid business, extending the terms of such existing contract through December 31, 1998. Set forth in Section 4.10(a)(xiv) of the Company Disclosure Schedule is a true and complete list of base compensation as reported on Form W-2 for each person disclosed as being the beneficiary of a contract or obligation pursuant to Section 4.10(a)(iv) hereof, since and including calendar year 1991, or with respect to any person whose employment with the Company commenced subsequent to 1991, since and including the first calendar year of such person's employment.

(b) Each Material Contract which is a customer contract, and each other material contract of any Group Entity which is a customer contract which would have been required to be disclosed in Section 4.10(a) of the Company Disclosure Schedule had such contract been entered into prior to the date of this Agreement, is in full force and effect and is a legal, valid and binding obligation, and there is not (i) any material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by any Group Entity or, to the knowledge of the Company, any other party, in the timely performance of any obligation to be performed or paid under any such Material Contract or any such other material contract, (ii) to the Company's knowledge, any threat of cancellation or termination of any such Material Contract or other such material contract, (iii) any contract that has been canceled or otherwise terminated within the last 12 months which would have been such a Material Contract had such contract not been canceled or terminated, or (iv) to the Company's knowledge, any material amendment to any such Material Contract, which amendment has been entered into or became effective in the last twelve months, except, in each case, as specifically described in Section 4.10(b) of the Company Disclosure Schedule.

(c) Each Material Contract which is not a customer contract, and each other material contract of any Group Entity which is not a customer contract and which would have been required to be disclosed in Section 4.10(a) of the Company Disclosure Schedule had such contract been entered into prior to the date of this Agreement, is in full force and effect and is a legal, valid and binding obligation, and there is (i) no material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by any Group Entity or, to the knowledge of the Company, any other party, in the timely performance of any obligation to be performed or paid under any such Material Contract or any such other material contract, or (ii) to the knowledge of the Company, no threat of cancellation or termination of any such Material Contract or other such material contract, except, in each case, as specifically described in Section 4.10(c) of the Company Disclosure Schedule.

(d) As used herein, (1) "contract" means any written agreement and any legally binding oral agreement, commitment or arrangement and (2) "customer contract" means a contract with a customer of any Group Entity.

4.11. Compliance With Law; Consents and Authorizations.

(a) Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, each Group Entity has, in all material respects, operated its business in compliance with applicable Law and it and its business are not in material violation of any Law applicable to such Group Entity.

(b) No consent, authorization, license, approval, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or any other third party, is required to be made or obtained by any Group Entity or any stockholder thereof in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) as set forth in Section 4.11(b) of the Company Disclosure Schedule; (ii) pursuant to applicable requirements, if any, of the MGCL, the DGCL and the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended (the "HSR Act"); (iii) the Stockholder Approvals; or (iv) as would not, if not so obtained, (A) have a Material Adverse Effect upon the Group Entities, taken as a whole or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby.

(c) The representations and warranties in this Section 4.11 shall be deemed not to cover matters which are expressly subject to the representations and warranties set forth in Section 4.15 hereof.

4.12. Insurance.

(a) Section 4.12(a) of the Company Disclosure Schedule lists all of the Group Entities' insurance policies or binders covering the assets, employees and operations of the Group Entities as of the date hereof, showing the insurers, limits, type of coverage, annual premiums, deductibles and expiration dates. All such policies or binders are in full force and effect. In the case of professional liability, medical malpractice and errors and omissions, Section 4.12(a) of the Company Disclosure Schedule sets forth such information for each policy or binder held by any Group Entity since January 1, 1991. Section 4.12(a) of the Company Disclosure Schedule also describes each pending claim under the professional liability, medical malpractice or errors and omissions policies. To the Company's knowledge, no Group Entity that is not an Unaffiliated Entity is in default with respect to any provision contained in any such policy or binder, which default would compromise the coverage under any such policy or binder. Attached to Section 4.12(a) of the Company Disclosure Schedule are copies of all letters from each Group Entity's insurance providers concerning the provider's acceptance, denial or qualification of coverage for any pending claims which may be subject to such provider's insurance coverage.

(b) The business policy of the Group Entities with respect to the requirements for each individual or entity rendering professional health care services as an employee of or contractor to any Group Entity for professional liability or medical malpractice insurance is set forth in Section 4.12(b) of the Company Disclosure Schedule.

4.13. Tax Matters.

The Group Entities have timely filed with the appropriate tax authorities all tax returns required to be filed by or on behalf of the Group Entities, and such tax returns are true, complete and correct in all material respects, and the Group Entities have paid all material Taxes and any other charges, whether or not shown to be due and owing on such tax returns. The Group Entities have withheld and paid in full on a timely basis or accrued as a liability on the balance sheet of the Group Entities as of the Closing Date all material Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Group Entities have not received written notice of, and the Company has no knowledge of, any action, suit, proceeding, audit, claim, deficiency or assessment pending with respect to any Taxes. There are no outstanding waivers of statute of limitations with respect to any tax return or report of the Group Entities and no request for such waiver is pending. No claim has been made by an authority in a jurisdiction where a Group Entity does not file tax returns that the Group Entity may be subject to taxation by the jurisdiction. The Group Entities have not made, are not obligated to make and will not become obligated under any contract entered into prior to or contemporaneously with the Closing to make any payments, separately or in the aggregate, that will be nondeductible under Section 280G of the IRC or subject to excise tax to the recipient under
Section 4999 of the IRC. Except for the group of which Company and its Subsidiaries are presently members, none of Company or any of its Subsidiaries have ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the IRC. The Company has not filed a consent pursuant to Section 341(f) of the IRC or agreed to have Section 341(f)(2) of the IRC apply to any disposition of any asset owned by it or any of its Subsidiaries. The Company and its Subsidiaries have no deferred intercompany transactions or other deferred items of income or gain. The Company is not a personal holding company within the meaning of Section 542 of the IRC. Neither the Company nor any of its Subsidiaries is a party to or is bound by any tax-indemnity, tax-sharing, or tax-allocation agreement. The Company Financial Statements include all reserves for matters concerning Taxes as are required under GAAP. Since December 31, 1995, no Group Entity has made or rescinded any express or deemed election relating to Taxes, settlement or compromise of any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or made any change in any methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns, as amended, for the taxable year ending December 31, 1995, except as may be required by applicable Law.

4.14. Employee Benefit Plans.

(a) Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, no Group Entity has established or maintains, is obligated to make contributions to or under, or otherwise to participate in, or has any liability or obligations with respect to (i) any bonus, stock option, stock purchase, stock appreciation, phantom stock or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"). All such plans (individually, a "Plan" and, collectively, the "Plans") have been operated and administered, in all material respects, in accordance with, as applicable, ERISA, the IRC, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by any Group Entity has resulted in a "prohibited transaction" (as defined in ERISA and in Section 4975 of the IRC) with respect to the Plans that is not subject to a statutory or regulatory exception or in any breach of fiduciary duty under Title I of ERISA. No Group Entity has previously made, is currently making, or is obligated in any way to make, any contributions to, or has any liability or obligations with respect  to,  any  multiemployer  plan  within the  meaning of Section  3(37) or
Section 4001(a)(3) of ERISA or any pension plan which is subject to Section 412 of the IRC or Title IV of ERISA. Other than as set forth in Section 4.14(a) of the Company Disclosure Schedule, no Group Entity has any obligation, under any
Plan or otherwise, to provide any employee or former employee with any postretirement, medical, life or other welfare benefit, except as required by
Section 4980B of the IRC. The Internal Revenue Service has issued, with respect to each Plan and each related trust agreement, annuity contractor other funding instrument which is intended to be qualified and tax-exempt under the provisions of Sections 401(a) and 501(a) of the IRC, respectively, a favorable determination letter with respect to such qualification and tax-exempt status for all periods from the effective date of each Plan to date. The Company has no knowledge of any facts which exist or any events which have occurred that would adversely effect such qualification and tax-exempt status. All contributions required to be made to any Plan by any Group Entity have been made when due on a timely basis. No Group Entity is or at any time has been a member of a "controlled group of corporations" with or under "common control" with any corporation or any trades or businesses other than with one or more Group Entities. With the exception of the Employee Assistance Service, Inc. Employee Assistance Program, all Plans set forth in Section 4.14(a)(6) of the Company Disclosure Schedule are terminable on not more than 60 days' notice without liability.

(b) True and complete copies of each of the following documents have been made available by the Company with respect to each Plan: (i) each Plan document (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the employees of any Group Entity, (ii) for the three (3) most recent Plan years, Annual Reports on Form 5500 Series filed with any governmental agency for each Plan which is subject to such filing requirement and (iii) the most recent determination letter issued by the Internal Revenue Service for each Plan which is intended to be qualified under Section 401(a) of the IRC.

(c) Section 4.14(c) of the Company Disclosure Schedule sets forth, opposite the name of each employee of the Company who may be eligible to receive severance payments under the Company's severance policy, an agreement (whether oral or written) with the Company or otherwise, the amount of such severance to which the applicable employee may be entitled.

4.15. Licenses; Accreditation and Regulatory Approvals.

To the Company's knowledge, the Group Entities hold all material licenses, permits, franchises, certificates of need and other governmental or regulatory authorizations and approvals which are needed or required by Law with respect to their businesses, operations and facilities as they are currently owned or presently conducted (collectively, the "Licenses"). All such material Licenses are in full force and effect and each Group Entity is in compliance in all material respects with all conditions and requirements of the Licenses and with all rules and regulations relating thereto, except as set forth in Section 4.15 of the Company Disclosure Schedule. No such License has been revoked, conditioned or restricted except as for customary conditions or restrictions or as can be cured by a Group Entity within the period allowed by the applicable Governmental Authority for such cure without having a Material Adverse Effect upon the Company or its business, and no Action is pending, or to the Company's knowledge, threatened which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License. Except as set forth in Section
4.15 of the Company Disclosure Schedule, no transfer of any material License is necessary to allow the Surviving Corporation to continue after the Effective Time to operate the Company's facilities as presently operated.

4.16. Absence of Certain Changes or Events.

Except as set forth in Section 4.16 of the Company Disclosure Schedule, since the Latest Statement Date to the date of this Agreement there has not been:

(a) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of any Group Entity;

(b) any change by any Group Entity in its accounting methods, principles or practices, other than such changes required by GAAP;

(c) any (i) increase in the compensation payable or to become payable to any member of the Board of Directors, officer or employee, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees of such Group Entity who are not members of the Board of Directors or officers of such Group Entity; (ii) grant of any severance or termination pay (other than pursuant to the normal severance policy of such Group Entity as in effect on the date of this Agreement) to, or entry into any employment or severance agreement with, any member of the Board of Directors, officer or employee; or (iii) promise of an increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan (except as may be contractually required under Law), or promise of any other increase in the compensation payable or to become payable to members of the Board of Directors, officers or employees of any Group Entity, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees of any Group Entity who are not members of the Board of Directors or officers of any Group Entity and that in the aggregate have not resulted in or will not result in a material increase in the benefits or compensation expense of any Group Entity;

(d) any transaction or contract material to the Group Entities taken as a whole, or any commitment to do the same, entered into by any Group Entity (other than in the ordinary course of business and consistent with past practice) or any material changes in the customary method of operations of any Group Entity, including, without limitation, practices and policies relating to marketing, selling and pricing;

(e) any transfer, Encumbrance, lease, sublease, license or other disposition by any Group Entity of any of its assets and any action described in Section 8.2(f) hereof, other than in the ordinary course of business and consistent with past practice and not material in the aggregate;

(f) any writing down, in accordance with GAAP and consistent with past practice, of the value of any inventories or accounts receivable or any revaluation by any Group Entity of any of its assets or any cancellation or writing off as worthless and uncollectable of any debt, note or account receivable by any Group Entity, or any waiver by any Group Entity of a right of substantial value;

(g) to the Company's knowledge, any cancellation, termination, waiver, modification, release or relinquishment by any party (including a Group Entity) to a Material Contract (excluding customer contracts), or, to the Company's knowledge, any receipt by any Group Entity of notice that any such Material Contract to which any Group Entity is a party has been or will be canceled, or that any services provided or to be provided thereunder by any Group Entity will be discontinued;

(h) any individual capital expenditure by any Group Entity or commitment to make such capital expenditure in excess of $25,000, except in the ordinary course of business and consistent with past practice;

(i) any payment or incurring of liability to pay any Taxes, assessments, fees, penalties, interest or other governmental charges other than those arising and discharged or to be discharged in the ordinary course of business and consistent with past practice;

(j) any loans, advances or capital contributions made by any Group Entity to, or investments by any such party in, any person or entity (other than another wholly-owned Group Entity, as to which the uses of the transferred cash or property are not subject to restrictions greater than those imposed prior to such transfer), including, without limitation, to any employee, officer or member of the Board of Directors of any Group Entity;

(k) any incurring or guarantee of indebtedness by any Group Entity or commitment to incur or guarantee indebtedness, or of liabilities (except in the ordinary course of business), by any Group Entity exceeding $50,000 in the aggregate, other than as described in Section 4.16(h), above, and other than as may be incurred in the ordinary course of business under the revolving credit agreement for working capital purposes;

(l) any failure to maintain the Group Entity plant, property and equipment in good repair and operating condition, ordinary wear and tear excepted;

(m) any failure to pay any creditor any material amount owed to such creditor, or to discharge any material obligation, when such payment or discharge is due or within 30 days of such date, except where such obligation is contested in good faith by a Group Entity;

(n) any declaration, setting aside or payment of dividends or distributions in respect of any Equity Interests of any Group Entity (other than to a wholly-owned Group Entity, as to which the uses of the transferred cash or property are not subject to restrictions greater than those imposed prior to such transfer) or any redemption, purchase or other acquisition of any Equity Interests or other securities of any Group Entity;

(o) any issuance by any Group Entity of any share of capital stock, bond, note, option, warrant or other corporate security (other than option exercises for Company Common Stock), or other action described in Section 8.2(d) hereof;

(p) any acquisition of assets by any Group Entity of any corporation, partnership or other business organization or division thereof, or any other action described in Section 8.2(e) hereof;

(q) any (i) reorganization or recapitalization of any Group Entity other than the Company; or (ii) split, combination or reclassification of any of the capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock, of any Group Entity other than the Company;

(r) a Material Adverse Change with respect to the Company; or

(s) any authorization, approval, agreement or commitment by any Group Entity to take any action described in clauses (a) through (q) above.

4.17. Personal Property; Information Systems.

(a) The Group Entities collectively own, have a valid leasehold interest in, or have legal right to use, all of the tangible personal property necessary to carry on the business of the Group Entities as presently conducted, free and clear of all Encumbrances except for (i) Encumbrances for inchoate mechanics' and materialmens' liens for construction in progress and workmens', repairmens', warehousemens' and carriers' liens arising in the ordinary course of business,
(ii) Encumbrances for Taxes not yet payable, (iii) Encumbrances arising out of, under, or in connection with, this Agreement and (iv) Encumbrances set forth in
Section 4.17 of the Company Disclosure Schedule arising in connection with the Company's revolving credit agreement (collectively, "Permitted Encumbrances").

(b) The operating and applications computer programs and data bases ("Software") which the Group Entities currently use or have available for use are adequate and sufficient to service their existing customers on the date hereof through the end of the current term of the contracts with such customers. All such Software is owned outright by a Group Entity or, if not owned by a Group Entity, a Group Entity has the right to use the same pursuant to valid licenses therefor. None of the Software owned by a Group Entity and, to the Company's knowledge, none of the Software licensed by a Group Entity, infringes upon or violates any patent, copyright, trade secret or other property right of any other Person.

(c) The central processing units, monitors, printers and other computer-related hardware ("Hardware") which the Group Entities currently use or have available for use are adequate and sufficient to service their existing customers on the date hereof through the end of the current term of the contracts with such customers. All such Hardware is owned outright by a Group Entity or, if not owned by a Group Entity, a Group Entity has the right to use the same pursuant to valid licenses therefor.

4.18. Real Property.

(a) No Group Entity owns any real property.

(b) Section 4.18(b) of the Company Disclosure Schedule lists each parcel of real property leased by each Group Entity, as tenant (collectively, "Leased Real Property"), together with a description of the approximate square footage of each parcel of Leased Real Property and the initial and renewal terms under the applicable Lease with respect to each parcel of Leased Real Property. Except as set forth in Section 4.18(b) of the Company Disclosure Schedule, each Group Entity party to the respective leases for the Leased Real Property (the "Leases") (i) has a valid and subsisting leasehold interest in each Lease, (ii) has not subleased or assigned any interest in any such Lease and (iii) has not received any written notice of material default under any such Lease which is still in effect.

4.19. Customers.

Section 4.10(a)(ii) of the Company Disclosure Schedule contains a complete and accurate list, as of the date of this Agreement, of each customer of each Group Entity, and the amount of revenue generated for each such customer during the twelve month period ended December 31, 1996 and during the four-month period ended April 30, 1997. No Group Entity has received any notice, and the Company has no knowledge, that any customer of any Group Entity has ceased, or will cease, to use the services of such Group Entity, or that any customer of any Group Entity has reduced, or will reduce, the use of such services at any time or has threatened to do so. Except as set forth in Sections 4.10(a) and (b) of the Company Disclosure Schedule, no Group Entity has received notice from any existing customer of any Group Entity requesting, nor does the Company have knowledge of an intention by any existing customer to request, that any Group Entity grant price concessions, rebates or reductions on products or services provided by such Group Entity, or any other modification of any contract with a Group Entity that has had, or could reasonably be expected to have, a Material Adverse Effect upon the economic benefits of the relationship with such customer (collectively, "Customer Modifications"). Section 4.19 of the Company Disclosure Schedules sets forth the Company's treatment (i.e., deferral, expensing and amortization) during the fiscal years 1995 and 1996 and the period ending April 30, 1997 of start-up costs for each customer contract listed in Section 4.10(a)(ii) of the Company Disclosure Schedule.

4.20. Receivables; IBNR Claims.

The accounts receivable of any Group Entity reflected on the Consolidated Balance Sheet as of May 31, 1997 have arisen in the ordinary course of business and represent bona fide claims of a Group Entity against debtors for sales made, services performed or other charges arising on or before the date hereof, are not subject to valid claims of set-off or other defenses or counterclaims, and, subject to the reserves therefor set forth on such balance sheet (which have been recorded on a consistent basis in a manner consistent with GAAP), will be collectible in the ordinary course of business, without resort to litigation or extraordinary collection activity. All items which are required by GAAP to be reflected as accounts receivable on the Latest Company Financial Statements and the Consolidated Balance Sheet as of May 31, 1997 and the books and records of any Group Entity are so reflected. The reserves for "incurred but not reported" claims ("IBNR Claims") reflected on the Company Financial Statements for the fiscal year ended December 31, 1996 and the month ended immediately preceding the Closing Date are and will be adequate and sufficient, and were determined in accordance with the Company's customary internal accounting practices with respect to reserves for IBNR Claims. Set forth in Section 4.20 of the Company Disclosure Schedule is the Company's IBNR "cushion" as of May 31, 1997, as well as changes in such IBNR "cushion" during the period commencing on January 1, 1997 and ending on May 31, 1997.

4.21. Transactions with Affiliates.

Except as disclosed in Section 4.21 of the Company Disclosure Schedule, from the Latest Statement Date to the date of this Agreement, there have been no material transactions, contracts or arrangements between any Group Entity, on the one hand, and (i) the Company or any of its Affiliates (other than a wholly-owned Group Entity, except any transaction which will result in any cash or property transferred in any such transaction becoming more restricted as to use or disposition than it was prior to such transaction), (ii) any member of the Board of Directors or officer of the Company or any of its Affiliates, (iii) any holder of Company Equity Interests or (iv) any member of the immediate family of any individual described in (i), (ii) or (iii), on the other hand. As used in this Agreement, "Affiliate" means, when used with respect to a specified party, another party that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified.

4.22. Restricted Cash.

Except as set forth in Section 4.22 of the Company Disclosure Schedule, there are no regulatory or contractual restrictions on the ability of any Group Entity to freely transfer its cash and cash equivalents.

4.23. Commissions and Fees.

The Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby payable by the Company, except for the fees of Merrill Lynch & Co. as set forth on Exhibit 3.1(b) hereto.

4.24. Environmental Matters.

No Group Entity is currently Handling, nor in the past has Handled, any Materials of Environmental Concern in any material quantity at, on or from any property or facility owned, leased, operated or occupied by any of them, including any previously owned, leased, operated or occupied property or facility. To the Company's knowledge, no Group Entity is the subject of any federal, state, local or foreign investigation, and no Group Entity has received any written notice or claim, or entered into any negotiations or agreements with any third party, relating to any liability or remedial action or potential liability or remedial action under Environmental Laws, and there are no pending or, to the Company's knowledge, threatened actions, suits or proceedings against or affecting the Group Entities, or their properties, assets or operations, in connection with any such Environmental Laws that if adversely determined, might result in any Material Adverse Change in the Group Entities. There are no past or present Environmental Conditions that are, to the Company's knowledge, likely to form the basis of any claim under existing law against them which might result in any Material Adverse Change of the Group Entities. The term "Handling" or "Handled" means the production, use, generation, storage, treatment, recycling, disposal, discharge, release, processing, distribution, transport or other handling or disposition of any kind. The term "Environmental Laws" means all federal, state, local or foreign statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, as they may be hereinafter amended from time to time, that
(i) regulate or relate to the protection, investigation, remediation or clean-up of the environment or the Handling of any Material of Environmental Concern, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resource, or the health and safety of persons or property (including without limitation occupational safety and health), or
(ii) impose or create liability or responsibility with respect to any of the foregoing. The term "Environmental Condition" means any occurrence, fact or other condition at any location in, on, about or beneath any property owned, leased, operated or otherwise occupied by any Group Entity, including any previously owned, leased or occupied property, resulting from, relating to or arising out of the presence, emission, exposure, migration, dispersal or threatened release, spill, leak, escape into the environment, or Handling of any Material of Environmental Concern. The term "Material of Environmental Concern" means any substance that is regulated by or forms the basis for liability under any applicable Environmental Laws.

4.25. Labor Matters.

No Group Entity is a party to any labor agreement with respect to its employees with any labor organization, group or association nor, to the knowledge of the Company, within the last year, have there been attempts to organize. Except as set forth in Section 4.25 of the Company Disclosure Schedule, there is no complaint, charge or claim pending or, to the knowledge of the Company, threatened against any Group Entity with any Governmental Authority, arising out of, in connection with, or otherwise relating to the employment by any Group Entity of any individual.

4.26. Disclosure.

None of the representations, warranties or statements by the Company in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading. To the Company's knowledge, there is no fact in existence which has, or is reasonably likely to have, a Material Adverse Effect on the Company or the due performance by the Company of its obligations hereunder, which has not been expressly set forth in this Agreement, or in the other documents described herein.



                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                            OF MERGER SUB AND PARENT

         Merger Sub and Parent, jointly and severally, hereby represent and warrant to the Company as follows:

5.1. Organization. Existence and Capital Stock.

Merger Sub is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The authorized capital of Merger Sub consists of l,000 shares of common stock, par value $.01 per share ("Merger Sub Common Stock"), all of which shares are issued and registered in the name of Parent.

5.2. Power and Authority.

Merger Sub has all necessary corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and has taken all action required by Law, its charter, Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub, performance of its obligations hereunder and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub and Parent. This Agreement has been duly executed and delivered by Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.3. Consents and Approvals; No Violation.

Neither the execution and delivery of this Agreement nor the consummation by Merger Sub of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the charter or Bylaws of Merger Sub, (b) violate any Laws applicable to Merger Sub, (c) conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in any Encumbrance on the properties or assets of Merger Sub pursuant to, (i) any material agreement, contract or other instrument binding upon Merger Sub or (ii) any material license, franchise, permit or other similar authorization held by Merger Sub or (d) require any consent, approval or authorization of, notice or declaration to, or filing or registration with, any Governmental Authority, except (1) pursuant to applicable requirements, if any, of the MGCL, the DGCL and the HSR Act, or (2) as would not, if not so obtained, (A) have a Material Adverse Effect upon Merger Sub or
(B) prevent or materially interfere with the consummation of the transactions contemplated hereby.

5.4. Legal Proceedings.

On the date hereof, there are no Actions pending or, to Merger Sub's knowledge, threatened against, Merger Sub, at law or in equity, relating to the Merger.

5.5. No Prior Activities.

Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no subsidiaries.

                                   ARTICLE VI.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as follows:

6.1. Organization. Existence and Good Standing.

Parent is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. Parent has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary, except where the failure to be in good standing or qualify would not have a Material Adverse Effect on Parent.

6.2. Power and Authority.

Parent has all necessary corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and has taken all corporate actions required to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement has been approved by the Board of Directors of Parent. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

6.3. Financing.

Parent has provided true and complete copies of all commitment letters for the benefit of Parent (the "Commitment Letters") relating to the Merger and the transactions contemplated thereby. The financing outlined in the Commitment Letters is sufficient, assuming funding of such amounts, to pay the portion of the Merger Consideration payable under Section 3.1(b)(i) in connection with the transactions contemplated hereby.

6.4. Legal Proceedings.

On the date hereof, there are no Actions pending or, to Parent's knowledge, threatened against Parent, at law or in equity, relating to the Merger.

6.5. Consents and Approvals; No Violation.

Neither the execution and delivery of this Agreement nor the consummation by Parent of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the respective organizational documents of Parent, (b) violate any Law applicable to Parent, (c) conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in any Encumbrance on the shares of Parent's capital stock or the properties or assets of Parent pursuant to, (i) any material agreement, contract or other instrument binding upon Parent or (ii) any material license, franchise, permit or other similar authorization held by Parent, or (d) require any consent, approval or authorization of, notice or declaration to, or filing or registration with, any Governmental Authority, except (1) pursuant to applicable requirements, if any, of the MGCL, the DGCL and the HSR Act, or (2) as would not, if not so obtained, (A) have a Material Adverse Effect upon Parent or (B) prevent or materially interfere with the consummation of the transactions contemplated hereby.

6.6. Parent Capital Stock.

Parent's authorized capital stock consists of 40,000,000 shares of Parent Common Stock, of which 28,559,800 shares are issued and outstanding on the date hereof, and 1,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"), of which no shares are issued and outstanding on the date hereof. Such shares constitute all of the issued and outstanding shares of capital stock of Parent. All of the issued and outstanding shares of Parent Common Stock are duly and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. All of the Parent Shares, if and when issued in accordance with Section 3.7 hereof, will be duly and validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights. Parent has authorized options to acquire 9,561,000 shares of Parent Common Stock under its 1995 Stock Purchase and Option Plan for Employees of Merit Behavioral Care Corporation and Subsidiaries and its 1996 Employee Stock Option Plan of Merit Behavioral Care Corporation, of which options to acquire not more than 7,000,000 shares of Parent Common Stock are issued and outstanding on the date hereof.

6.7. SEC Documents; No Material Adverse Change.

The Parent has filed all forms, reports, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") since March 20, 1996 (such forms, reports, statements and other documents are referred to herein as the "Parent SEC Documents"). The Parent SEC Documents filed by Parent with the SEC prior to and after the date of this Agreement (i) complied, or will comply, when filed, in all material respects with the applicable requirements of GAAP, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and
(ii) did not, or will not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since December 31, 1996, there has been no Material Adverse Change with respect to Parent not disclosed in the Parent SEC Documents.

                                  ARTICLE VII.

                       ACCESS TO INFORMATION AND DOCUMENTS

7.1. Access to Information.

Between the date hereof and the Closing Date, the Company will, and will cause each Group Entity (other than an Unaffiliated Entity) and their respective officers, stockholders, employees, accountants, counsel, financial advisors and other representatives (collectively, the "Company Parties") to provide Parent and its Affiliates, officers, employees, stockholders, subsidiaries, counsel, accountants, financing sources, financial advisors and other representatives (collectively, the "Parent Representatives") full access, at reasonable times, to all the properties, documents, contracts, personnel files and other records of the Company Parties and shall furnish the Parent Representatives with access to the employees of such Company Parties and copies of such documents and with such information with respect to the affairs of such Company Parties as the Parent Representatives may from time to time reasonably request. Each Company Party will disclose and make available to the Parent Representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with Governmental Authorities and other documents relating to the business and operations of such Company Party. All information disclosed by any Company Party shall be deemed to be "Confidential Information" under the terms of the Confidentiality Agreement dated March 28, 1997, between the Company and Parent (the "Confidentiality Agreement"). No investigation pursuant to this
Section 7.1 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                                  ARTICLE VIII.

                            COVENANTS OF THE COMPANY

8.1. Affirmative Covenants.

Unless otherwise expressly contemplated by this Agreement, or consented to in writing by Parent, the Company hereby covenants and agrees to, the Company hereby covenants and agrees to cause each Group Entity other than an Unaffiliated Entity to, and the Company hereby covenants and agrees to use its best efforts to cause each Unaffiliated Entity to, between the date hereof and the Effective Time:

(a) operate the business of such Group Entity only in the usual, regular and ordinary course consistent with past practice;

(b) use  reasonable  efforts to preserve  intact the business  organization  and assets, maintain the rights and franchises, retain the services of the respective officers, key employees and consultants, and maintain the relationships with the respective customers and suppliers of the business of such Group Entity;

(c) maintain and keep the properties and assets of such Group Entity in as good repair and condition as at present in all material respects, ordinary wear and tear excepted;

(d) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained by such Group Entity;

(e) perform in all material respects all obligations required to be performed under all Material Contracts, leases, contracts and documents relating to or affecting the assets, properties or operations of such Group Entity;

(f) comply with and perform in all material respects all obligations and duties imposed by all applicable Laws;

(g) maintain the books, accounts and records of such Group Entity in the usual, regular and ordinary manner on a basis consistent with past practice;

(h) deliver to Parent, within fifteen (15) business days after the end of each calendar month, an unaudited, consolidated balance sheet, statement of operations, statement of stockholders' equity and cash flow statement for the Company for such month just ended (the "Subsequent Company Financial Statements"), schedules showing the results of operations and variances in revenue for each of the items set forth therein (the "Subsequent Supplemental Schedules"), and within 45 days after the end of each fiscal quarter, an unaudited, condensed balance sheet, statement of operations, statement of stockholders' equity and cash flow statement for the Company for such fiscal quarter just ended;

(i) notify Parent of any material Action commenced by or against such Group Entity or any Actions commenced or threatened which relate to the transactions contemplated by this Agreement;

(j) consult with Parent as to additional expenditures with respect to any Group Entity's information systems exceeding $100,000 in the aggregate;

(k) through its Board of Directors, recommend to the holders of Company Common Stock at the meeting noticed as described in Section 4.5(b) hereof and scheduled to occur on or about July 29, 1997, approval of the Merger, this Agreement and the transactions contemplated thereby and hereby, and take all other necessary and appropriate action to properly notice and convene such meeting and obtain the Stockholder Approvals. In connection with such meeting, the Company shall provide to Parent and its counsel drafts of, and accept (pursuant to the reasonable requests of Parent), Parent's comments on and revisions to, the disclosure materials to be provided to the holders of Company Common Stock and Company Preferred Stock in connection with such meeting;

(l) obtain the approval described in Section 12.2(m), at the meeting noticed as described in Section 4.5(b) hereof and scheduled to occur on or about July 29, 1997; and

(m) use reasonable efforts, in connection with the payment described in Section 9.2, to arrange for evidence of the full and complete satisfaction of the debt owed to NationsBank, N.A. and the release of any related guarantees (the "Existing Debt"), which satisfaction and release shall occur at the Effective Time.

8.2. Negative Covenants.

Unless otherwise expressly contemplated by this Agreement, consented to in writing by Parent or disclosed in Section 8.2 of the Company Disclosure Schedule, the Company hereby covenants and agrees not to, the Company hereby covenants and agrees not to permit any Group Entity other than an Unaffiliated Entity to, and the Company hereby covenants and agrees to use its best efforts to cause each Unaffiliated Entity not to, do any of the following between the date hereof and the Effective Time:

(a) (i) increase the compensation payable or to become payable to any member of the Board of Directors or Board of Managers, officer or employee, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees of such Group Entity who are not members of the Board of Directors or Board of Managers or officers of such Group Entity; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of such Group Entity as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any member of the Board of Directors or Board of Managers, officer or employee; or (iii) grant, promise an increase in benefits under, establish or amend, or pay any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other similar employee benefit plans or arrangements in respect of members of the Board of Directors or Board of Managers, officers or employees of such Group Entity, except to the extent that such Group Entities are, on the date hereof, contractually obligated or required by Law to do so;

(b) declare, set aside or pay any dividend on, or make or incur any obligation to make any other distribution in respect of, outstanding Equity Interests of such Group Entity or effect any other payment or distribution to the holders of Company Equity Interests, except any dividend or distribution to a wholly-owned Group Entity of the respective Group Entity which will result in the cash or other property so transferred becoming more restricted as to use or disposition than it was prior to such dividend or distribution;

(c) (i) redeem, purchase or otherwise acquire any shares of capital stock or other equity interests or any securities or obligations convertible or exchangeable for any shares of capital stock or other equity interests, or any options, warrants or conversion or other rights to acquire any shares of the capital stock, equity interests or any such securities or obligations, in each case of such Group Entity; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of the capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock, in each case of such Group Entity;

(d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances, limitations on voting rights or other encumbrances) of, any shares of any class of capital stock or other equity interests (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, of such Group Entity (except for the issuance of shares of Company Common Stock upon exercise of options outstanding on the date hereof) or amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be favorable to the holders thereof;

(e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

(f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree (or solicit any inquiries or proposals or enter into any discussions or negotiations) to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the properties or assets of such Group Entity (including, without limitation, any Equity Interest in a Group Entity) or cancel, release or assign any indebtedness owed to or any claims held by such Group Entity, except for dispositions of immaterial assets in the ordinary course of business and consistent with past practice;

(g) propose or adopt any amendments to the articles of organization or bylaws or equivalent organizational documents of such Group Entity, other than as contemplated by Article II hereof;

(h) (i) change any methods of accounting in effect at December 31, 1996, (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax returns for the taxable year ending December 31, 1995, except as may be required by applicable Law or
(iii) file any income or franchise tax returns without first submitting such returns to Parent for its review, and unless Parent provides its prior written consent, which consent shall not be unreasonably withheld, file its 1996 federal and state income tax returns prior to the fifth business day before the due date of such returns, with extensions;

(i) incur any indebtedness for borrowed money or purchase money indebtedness (other than in connection with the acquisition of fixed assets in the ordinary course of business which do not exceed $100,000 in the aggregate), or assume, guarantee, endorse or otherwise become responsible for indebtedness of any other person, or make any loans or advances to any person;

(j) enter into any contract material to the Company;

(k) terminate, modify or amend any Material Contract, Lease, License, or other contract or commitment, except in the ordinary course of business and not involving a material increase in liability or reduction in revenue, settle or otherwise resolve any financial issue, claim or adjustment under any such Material Contract, Lease, License, or other contract or commitment (including, without limitation, any resolution or settlement of the bid price adjustment of OCHAMPUS described in Section 3.7(b)(ii) hereof), or make any payment or effect any modification to any Material Contract, Lease or License in connection with obtaining any consent or approval necessitated by the transactions contemplated hereby (other than payments and modifications which, individually, and in the aggregate, are immaterial);

(l) enter into any material transactions, agreements, or arrangements between such Group Entity, on the one hand, and (i) the Company or any of its Affiliates (other than wholly-owned Group Entities, except any transaction which will result in any cash or property transferred in any such transaction becoming more restricted as to use or disposition than it was prior to such transaction), (ii) any member of the Board of Directors or Board of Managers or officer of the Company or any of its Affiliates (other than wholly-owned Group Entities, except any transaction which will result in any cash or property transferred in any such transaction becoming more restricted as to use or disposition than it was prior to such transaction), (iii) any holder of Company Equity Interests or (iv) any member of the immediate family of any individual described in (i), (ii) or
(iii) on the other hand;

(m) settle or compromise  any Action (i) for any amount in excess of $100,000 or
(ii) that involves any commitment or arrangement which has, or is reasonably likely to have, a material effect on the prospects, operations, results of operations, assets or condition (financial or otherwise) of the Group Entities, taken as a whole;

(n) make any payment in respect of any component of the Adjustment Amount described on Exhibit 3.1(b) in excess of the amount specified for such component on such Exhibit; or

(o) agree, authorize, approve or commit in writing or otherwise to do any of the foregoing.

Notwithstanding the foregoing, the Company's actions and payments required under
Section 3.2 and the payment of the amounts set forth on Exhibit 3.1(b) shall not be prohibited by the terms of this Section 8.2.

8.3. CHAMPUS 2/5 Subcontract.

The Company covenants that the definitive subcontract between Humana MHS and the Company, dated June 26, 1997, relating to the provision of behavioral health managed care services by the Company on behalf of Humana MHS with respect to CHAMPUS Regions 2 and 5 (the "CHAMPUS 2/5 Subcontract"), attached hereto as
Exhibit 8.3, represents a legal, valid and binding agreement of the Company and is in full force and effect as of the date hereof.

8.4. No Solicitations.

From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms (the "Acquisition Exclusivity Period"), the Company hereby covenants and agrees not to, and agrees to cause each other Group Entity other than an Unaffiliated Entity not to, permit any of the members of their respective Boards of Directors or Board of Managers, or any of their respective stockholders, officers, members, agents, advisors, counsel or representatives (collectively, "Representatives") to, directly or indirectly,
(a) solicit or entertain any inquiries or proposals or enter into or continue any discussion, negotiations or agreements relating to the sale or other disposition of the Company (whether through a merger, reorganization, stock purchase or otherwise) or its assets, properties, business or operations (a "Proposed Acquisition") to or with any person or entity other than Parent or (b) provide any assistance or any information to any person or entity other than Parent relating to any Proposed Acquisition. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Parent) heretofore conducted, or the provision by the Company or any Group Entity (other than an Unaffiliated Entity) or their respective Representatives of information to any party (other than Parent) to which information heretofore has been provided. If, after the date hereof, the Company or any Group Entity (other than an Unaffiliated Entity) receives any such inquiry or proposal or request for information, or offer to discuss or negotiate any Proposed Acquisition, the Company will immediately provide notice thereof to Parent.

                                   ARTICLE IX.

                     COVENANTS OF THE PARENT AND MERGER SUB

9.1. Financing.

Parent will use its reasonable efforts to obtain the financing necessary for the consummation of the transactions contemplated hereby from a bank or banks or other institutional lenders. The Company shall cooperate with, and provide all necessary assistance to, Parent in connection with Parent's financing contemplated under the Commitment Letters.

9.2. Existing Debt.

Parent shall, subject to the provisions of Section 9.1 and the Company's fulfillment of its covenant in Section 8.1(m), at the Effective Time pay to NationsBank, N.A. an amount required to fully and completely satisfy, retire and release the Existing Debt.

                                   ARTICLE X.

                 COVENANTS OF THE COMPANY, PARENT AND MERGER SUB

10.1. Public Disclosures.

Parent and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, including as may be required by applicable Law or requirements of the SEC.

10.2. Notification of Certain Matters.

The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, or of any Affiliate thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

10.3. Other Actions.

None of the Company, Parent and Merger Sub shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Agreement not being satisfied, or (unless such action or omission is required by applicable Law) which would materially and negatively affect the ability of the Company or Parent to obtain any consents or approvals required for the consummation of the Merger or which would otherwise materially impair the ability of the Company or Parent to consummate the Merger in accordance with the terms of this Agreement or materially delay such consummation, in each case without consent of the other party.

10.4. Regulatory and Other Authorizations; Consents.

Each party hereto shall use its commercially reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to promptly consummate and make effective the transactions contemplated by this Agreement and (b) obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement including, without limitation, those consents set forth in
Section 4.11(b) of the Company Disclosure Schedule. Each party will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. In connection with obtaining such consents from third parties, neither party shall be required to make payments, commence litigation or agree to modifications of the terms thereof (other than payments and modifications which individually, and in the aggregate, are immaterial), and no material modification shall be made to any contract, agreement or other commitment of any Group Entity without the prior written consent of Parent. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as practicable following the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals. Prior to making any application or filing with any Governmental Authority or other person or entity in connection with this Agreement, the Company, on the one hand, and Parent, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts. Without limiting the generality of the preceding sentences, each of Parent and the Company agrees to cooperate and use all commercially reasonable efforts to vigorously contest and resist any action, suit, proceeding or claim, and to have vacated, lifted, reversed or overturned any injunction, order, judgment or decree (whether temporary, preliminary or permanent), that delays, prevents or otherwise restricts the consummation of the Merger or any other transaction contemplated by this Agreement, and to take any and all actions as may be required by Governmental Authorities as a condition to the granting of any such necessary approvals or as may be required to avoid, vacate, lift, reverse or overturn any injunction, order, judgment, decree or regulatory action (provided, however, that in no event shall any party hereto take, or be required to take, any action that would have a Material Adverse Effect on Parent or the Group Entities). Notwithstanding the foregoing, in no event shall Parent be required at any time from the date hereof through and following the Effective Time to dispose of the assets, or divest the businesses, of Parent, any Group Entity or any of their respective Affiliates.

10.5. Employee Transition Matters.

The parties hereto shall address certain matters concerning employees of Group Entities as provided on Exhibit 10.5.

10.6. Escrow Agreement.

Pursuant to the terms of the Escrow Agreement, Parent shall have deposited an amount equal to the Escrow Amount into the Escrow Account (as defined in the Escrow Agreement).

                                   ARTICLE XI.

                        TERMINATION, AMENDMENT AND WAIVER

11.1. Termination.

This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before the 75th day after the date hereof , unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement or further, in the case of the Company, any breach of a Stockholder Support Agreement by any stockholder which is a party thereto;

(ii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Article XII and (B) has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

(iv) in the event that (A) all of the conditions to the obligation of such party to effect the Merger set forth in Section 12.1 shall have been satisfied and (B) any condition to the obligation of such party to effect the Merger set forth in
Section 12.2 (in the case of Parent) or Section 12.3 (in the case of the Company) is not capable of being satisfied prior to the end of the period referred to in Section 11.1(b)(i); or

(c) by Parent, in the event of a breach by a stockholder of any representation, warranty, covenant or other agreement contained in a Stockholder Support Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching stockholder of such breach.

11.2. Effect of Termination.

In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections
7.1 and 11.3 and this Section 11.2, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

11.3. Expenses and Fees.

With the exception of the expenses and fees set forth on Exhibit 3.1(b) hereto to be paid by the Company, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

                                  ARTICLE XII.

                              CONDITIONS TO CLOSING

12.1. Mutual Conditions.

The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Parent and the Company):

(a) None of Parent, Merger Sub or the Company nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a Governmental Authority which prevents or materially delays the consummation of the Merger.

(b) No statute, rule, regulation, order, decree, judgment, injunction, stipulation or determination shall have been enacted by any Governmental Authority that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

12.2. Conditions to Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Parent or Merger Sub):

(a) Each of the agreements of the Company to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Company shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

(b) The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date).

(c) The applicable waiting period under the HSR Act shall have expired or been terminated; and, except as set forth in Section 4.11(b) of the Company Disclosure Schedule, all consents and approvals of Governmental Authorities necessary for consummation of the transactions contemplated hereby and all consents and approvals set forth on Section 4.11(b) of the Company Disclosure Schedule shall have been obtained.

(d) Neither Parent nor Merger Sub nor any of their respective Affiliates shall be subject to any (i) Action brought by any third party challenging the transactions contemplated hereby which would, if decided adversely to Parent or any Group Entity, have a Material Adverse Effect on Parent or the Group Entities, in either case, taken as a whole, on or after the Effective Time, or
(ii) order, decree or injunction by a Governmental Authority which would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of, or control over, the common stock of the Surviving Corporation or any material portion of the assets or business of the Group Entities, taken as a whole.

(e) Parent and/or Merger Sub shall have obtained the financing set forth in the Commitment Letters on the terms set forth in such Commitment Letters and other terms reasonably acceptable to Parent, and such financing has been funded on such terms.

(f) The Stockholder Support Agreements shall be in full force and effect in accordance with their terms. The parties to the Stockholder Support Agreements shall have performed and complied with all covenants and agreements required to be performed or complied with therein by such parties.

(g) Holders of not more than 5% (excluding outstanding shares of Company Common Stock and Company Preferred Stock held by Ronald E. Cann, M.D.) of the outstanding shares of Company Common Stock and Company Preferred Stock shall have filed with the Company a written objection to the Merger meeting the requirements of Section 3-203(a)(1) of the MGCL with respect to their shares of Company Common Stock or Company Preferred Stock.

(h) From the date of this Agreement until the Effective Time, there shall not have occurred any Material Adverse Change with respect to the Company.

(i) (1) Each of the agreements listed in Exhibit 12.2(i)(1) shall have been terminated without cost or liability to Parent, Merger Sub or any Group Entity, and shall be of no further force or legal effect; and (2) the agreements listed in Exhibit 12.2(i)(2) shall remain in full force and effect, without any assertion by Humana Inc. of any breach or default thereunder.

(j) The CHAMPUS 2/5 Subcontract shall not have been terminated by Humana.

(k) [intentionally omitted].

(l) Parent or one of its subsidiaries shall have been provided reasonable access to each of the customers of the Company set forth on Exhibit 12.2(l) hereto, and Parent shall have received verbal or written confirmation reasonably satisfactory to Parent from each such customer that such customer will not terminate or modify in any material respect its business relationship with the Company as a result of the consummation of the transactions contemplated by this Agreement.

(m) The Stockholder  Approvals  shall have been obtained.

(n) Parent shall have received, for the months of June 1997 and July 1997, each of the Subsequent Company Financial Statements and the Subsequent Supplemental Schedules for such months.

(o) The payment of the amounts set forth in clause (iv) of the definition of "Adjustment Amount" in Exhibit 3.1(b) hereto shall have been approved by the Company's stockholders in accordance with Section 280G of the IRC.

(p) The Employment and Consulting Agreement, dated as of the date hereof, between the Company and Dr. Alan J. Shusterman shall have become and shall remain effective as of the Closing Date, and the Letter Agreement, dated as of the date hereof, between the Company and Dr. Douglass Kay shall have become and shall remain effective as of the Closing Date.

(q) Parent and Merger Sub shall have been furnished with a certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, certifying in such detail as Parent and Merger Sub may reasonably request as to the fulfillment of the conditions set forth in Sections 12.2(a), (b), (g), (h),
(i), (j), (k), (m), (n) and (o).

(r) Parent and Merger Sub shall have been furnished with a certificate, executed by the Chief Financial Officer of the Company, dated the Closing Date, certifying in such detail as Parent and Merger Sub may reasonably request as to the fulfillment of the conditions set forth in paragraphs 1, 2(D) and 2(F) of
Exhibit 13.7.

(s) The holders of Stock Options identified on Exhibit 12.2(s) shall have delivered to Parent and the Company consents to the treatment of their Stock Options in accordance with Section 3.2.

12.3. Conditions to Obligations of the Company.

The obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by the Company):

(a) Each of the agreements of Parent and Merger Sub to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and Parent and Merger Sub shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

(b) The  representations  and  warranties  of Parent and Merger Sub set forth in
Article V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date. The representations and warranties of Parent set forth in Article VI of this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date).

(c) From the date of this Agreement until the Effective Time, there shall not have occurred any Material Adverse Change with respect to Parent and its Affiliated subsidiaries, taken as a whole.

(d) The Stockholder Approvals shall have been obtained.

(e) The applicable waiting period under the HSR Act shall have expired or been terminated.

(f) The Company shall have been furnished with certificates, executed by the Chief Executive Officers of Parent and Merger Sub, dated the Closing Date, certifying in such detail as the Company may reasonably request as to the fulfillment of the conditions set forth in Sections 12.3(a), (b) and (c).

                                  ARTICLE XIII.

                                  MISCELLANEOUS

13.1. Nonsurvival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

13.2. Scope of Representations and Warranties.

The Company shall not be deemed to have made to Parent any representation or warranty other than as expressly made by the Company in Article IV hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company in Article IV hereof, the Company makes no representation or warranty to Parent with respect to (a) any projections, estimates or budgets heretofore delivered or made available to Parent of future revenues, expenses or expenditures, future results of operations and other similar projections or estimates or (b) any other information or documents made available to Parent or its counsel, accountants, or advisors with respect to the Group Entities, except as expressly covered by a representation and warranty contained in Article IV hereof.

13.3. Notices.

Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

         If to the Company:

                  CMG Health, Inc.
                  25 Crossroads Drive
                  Owings Mills, Maryland 21117
                  Attention: Alan J. Shusterman, Ph.D.
                  Facsimile: (410) 654-2655

                  with a copy to:

                  CMG Health, Inc.
                  25 Crossroads Drive
                  Owings Mills, Maryland 211117
                  Attention: Jill B. Reamer, Esq.
                  Vice President of Mergers and Acquisitions and General Counsel
                  Facsimile: (410) 654-2655

                  and

                  William R. Kunkel, Esq.
                  Skadden, Arps, Slate, Meagher
                    & Flom (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, Illinois 60606
                  Facsimile: (312) 407-0411

         If to Parent or Merger Sub:

                  Merit Behavioral Care Corporation
                  One Maynard Drive
                  Park Ridge, New Jersey 07446
                  Attention: Michael G. Lenahan, Esq.
                  Executive Vice President --
                  Mergers & Acquisitions and General Counsel
                  Facsimile: (201) 573-1324

                  with a copy to:

                  Mark D. Gerstein, Esq.
                  Latham & Watkins
                  Sears Tower, Suite 5800
                  Chicago, Illinois 60606
                  Facsimile: (312) 993-9767

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile transmission, or on the next business day following the deposit of such communications with the overnight courier.

13.4. Further Assurances.

Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

13.5. Governing Law.

The Laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding by a party hereto with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any state or federal court of competent jurisdiction in the State of Delaware, and each party hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, (i) Parent and Merger Sub each appoints The Corporation Trust Company, at its office in Wilmington, Delaware, as its agent upon which process may be served in any such suit, action or proceeding and (ii) the Company appoints Skadden, Arps, Slate, Meagher & Flom LLP, at its office at One Rodney Square, P.O. Box 636, Wilmington, Delaware 19899-0636, as its agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to a party hereto in the manner provided in Section 13.3 hereof, shall be deemed in every respect effective service of process upon it in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of a party hereto to serve any such writs, process or summonses in any other manner permitted by applicable Law. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against a party hereto with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and each party hereto hereby irrevocably waives any right which it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

13.6. Knowledge.

As used herein, "knowledge," "to the knowledge," "to the best knowledge," or any similar phrase shall be deemed to refer to the actual knowledge of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel of that party and all persons reporting directly to any such officer, after due inquiry by each such officer and person reporting directly to such officer regarding the business of the Group Entities or of Parent, as applicable.

13.7 "Material Adverse Effect" or "Material Adverse Change".

"Material Adverse Change" or "Material Adverse Effect" means, when used in connection with a party, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, prospects, operations, results of operations, assets or condition (financial or otherwise) of such party and its subsidiaries taken as a whole. As used in this Section 13.7, "subsidiary" means any entity which is a Significant Subsidiary of such party as such term is defined in Regulation S-X of the SEC. Without limiting the generality of the foregoing, and notwithstanding anything else to the contrary in this Agreement, a Material Adverse Change will be deemed to have occurred, and a Material Adverse Effect shall be deemed to exist, with respect to the Company, in the event that any of the events or circumstances set forth on Exhibit 13.7 shall have occurred or be deemed to have occurred, or any Group Entity or Parent receives notice, or otherwise has knowledge, that any of the events or circumstances set forth on
Exhibit 13.7 shall exist or have occurred (subject to the exceptions set forth on Exhibit 13.7).

For purposes of this Agreement, the term "tax" or "taxes" (whether or not capitalized) shall mean all taxes, charges, fees, stamp taxes and duties, levies, penalties or other assessment, together with any interest and any penalties, additions to tax or additional amounts imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, use, employment, profits, capital stock, premium, minimum and alternative minimum, excise, property, sales, transfer, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, the term "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

13.8. Captions.

The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

13.9. Integration of Company Disclosure Schedule and Exhibits.

The Exhibits and the Company Disclosure Schedule attached to this Agreement are integral parts of this Agreement as if fully set forth herein.

13.10.  Entire Agreement; No Third-Party Beneficiaries.

This instrument, including the Company Disclosure Schedule and all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. This Agreement is for the sole benefit of the parties hereto, their permitted assigns and the ACR Beneficiaries, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13.11. Counterparts.

This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be any original, and such counterparts shall, together, constitute and be one and the same instrument.

13.12. Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

13.13. Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.14. Waivers and Amendments.

This Agreement may be amended or modified, and the terms and conditions hereby may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance; provided, however, that there shall be no amendment or change to the provisions hereof which by Law requires further approval by the stockholders of the Company, without such further approval. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at Law or in equity.

13.15. Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement required to be performed prior to the Closing was not performed in accordance with the terms hereof and that, prior to the Closing, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                            CMG HEALTH, INC.


                              /s/ Alan J. Shusterman
                         By _______________________________________
                            a duly authorized signatory





                            MERIT BEHAVIORAL CARE CORPORATION


                              /s/ Michael G. Lenahan
                          By ______________________________________
                             a duly authorized signatory





                            MERIT MERGER CORP.


                              /s/ Michael G. Lenahan
                          By ______________________________________
                             a duly authorized signatory

                                 EXHIBIT 3.1(b)

         The "Adjustment Amount" shall mean the sum of:

(i) The fees of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") under that certain engagement letter dated November 11, 1996, not to exceed $1,250,000, and the reasonable and documented expenses of Merrill Lynch, not to exceed $50,000 incurred in connection with its provision of services thereunder;

(ii) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom (Illinois) incurred in connection with the Merger and the transactions contemplated by the Agreement, not to exceed $500,000 in the aggregate;

(iii) any amounts paid by the Company in settlement of the litigation described in Section 4.6(b), not to exceed $1,200,000 in the aggregate;

(iv) the amount of any "transaction," "stay," "success" or similar bonuses payable to any employee of the Company (including, without limitation, Albert Graves, Curt Jeschke, Steve DaRe, Jill Reamer, Mary Trocki, John Robinson or Kevin Zgorski), not to exceed $512,685 in the aggregate; and

(v) the amount of any "severance payments" to be made to certain members of the Company's senior management, as provided on Annex A to this Exhibit 3.1(b), not to exceed $1,897,657 in the aggregate.

Parent and the Company further agree that, notwithstanding compliance by the Company with the dollar limitations set forth in this Exhibit 3.1(b), the Adjustment Amount shall in no event exceed $5,410,342 in the aggregate.

The "Excess Amount" shall mean (A) the greater of (1) the sum of each of the amounts by which the incurred fees and amounts described in clauses (i)-(v) above exceed the limitations set forth in each such clause and (2) the amount by which the aggregate of all incurred amounts and expenses described in clauses
(i)-(v) above exceeds $5,410,342 plus (B) the net amount by which amounts paid to holders of Unvested Options in respect of the Unvested Options exceeds $150,000, plus (C) any amounts paid or payable to Eugene Hill, pursuant to a resolution of the Board of Directors of the Company adopted on June 4, 1997, in Mr. Hill's capacity as a member of the Board of Director of the Company in excess of his normal compensation as such a member, as consideration for additional efforts expended by him in connection with the Merger and the transactions contemplated thereby.

                                 EXHIBIT 3.7(b)

                  The "CHAMPUS Earn-Out Payment" shall be equal to five (5) multiplied by Excess Operating Income.

                  "Excess Operating Income" means the difference, if positive, between (A) (i) five-tenths (0.5) multiplied by (ii) (a) the net operating income of Choice for the twelve month period ending June 30, 1997 under the CHAMPUS 3/4 Subcontract, determined in accordance with the accounting principles set forth below less (b) interest income and income earned on non-recurring revenue (including start-up revenue) which has been included in (a) and (B) $3,300,000.

                  "Net operating income for the twelve month period ending June 30, 1997 under the CHAMPUS 3/4 Subcontract" shall be the sum of (x) the net operating income for the period October 1, 1996 through and including June 30, 1997 (for which period medical claims and expenses shall be based upon an as-incurred basis by reference to actual claims paid through March 31, 1998 for dates of service falling within such nine-month period, plus an amount computed by applying a reasonable completion factor for claims not yet received as of March 31, 1998), and (y) the net operating income for the period July 1, 1996 through and including September 30, 1996 ("Quarter 1996"), computed as follows:
(A) operating income for Quarter 1996, plus (B) medical claims expenses for Quarter 1996, as reported, minus (C) the product of (1) revenue for Quarter 1996, and (2) the Medical Loss Ratio for the period July 1, 1997 through and including September 30, 1997 ("Quarter 1997").

                  For purposes of the computations in this Exhibit 3.7(b), "net operating income for the twelve month period ending June 30, 1997 under the CHAMPUS 3/4 Subcontract" shall reflect the effects of the bid price adjustment described in Section 3.7(b)(ii) of the Agreement.

                  "Medical Loss Ratio" shall be the ratio of (x) actual incurred claims, computed by reference to actual claims paid through March 31, 1998 for dates of service falling within Quarter 1997, plus an amount computed by applying a reasonable completion factor for claims not yet received as of March 31, 1998, to (y) the revenue for Quarter 1997.

                                 EXHIBIT 3.7(d)


                  The CHAMPUS Condition shall be deemed satisfied on the date the Company or any wholly-owned Group Entity commences the provision of services to CHAMPUS beneficiaries under the CHAMPUS 2/5 Subcontract (as defined in
Section 8.3) following the award by CHAMPUS to Humana MHS of the prime contract for CHAMPUS Regions 2 and 5 which is the subject of the Request for Proposals ("RFP") released by CHAMPUS on January 16, 1996 (Solicitation No. MDA906-95-R-0005) (the "CHAMPUS 2/5 Prime Contract"), provided that no such payment shall be made (i) while an Action challenging the award of such CHAMPUS 2/5 Prime Contract which has been initiated remains unresolved, (ii) if such Action has been resolved against Humana MHS or the Company, or (iii) if any amendment or modification has been made to the CHAMPUS 2/5 Subcontract, which Parent, in its reasonable judgment, deems material and to which Parent has not consented (which consent shall not be unreasonably withheld).

                  The  parties  agree  that,  in the  event  that the  Company's projected revenue (which will exclude for these purposes interest and any non-recurring revenue, such as start-up revenue) ("Projected Revenue") from the CHAMPUS 2/5 Subcontract, calculated immediately prior to the commencement of delivery of healthcare services under such subcontract, for the first year of service under the CHAMPUS 2/5 Subcontract, is less than $38,000,000, then notwithstanding the provisions of Section 3.7(d) of the Agreement, the aggregate number of shares of Parent Common Stock issuable to the ACR Beneficiaries will equal the product obtained by multiplying 750,000 (as adjusted pursuant to
Section 3.7(g) of the Agreement) by a fraction, of which (A) the numerator is the Projected Revenue calculated as provided above and (B) the denominator is 38,000,000. By way of example, if the Projected Revenue from the CHAMPUS 2/5
Subcontract is $28,500,000, the number of shares issuable to the ACR Beneficiaries under Section 3.7(d) of the Agreement (assuming no adjustments were made pursuant to Section 3.7(g) of the Agreement) shall be 562,500. Such calculation, if made, shall be provided in writing by Parent to the ACR Representative within thirty (30) days following satisfaction of the CHAMPUS 2/5 Condition (the "CHAMPUS 2/5 Statement").

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                                 EXHIBIT 3.7(e)


                  "State Earn-Out Payment" shall be equal to five (5) multiplied by the Excess State Gross Margin.

                  "Excess State Gross Margin" means the difference, if positive, between (A) the amount obtained by (i) multiplying four (4) times the gross margin on the State Contract for the months of January 1998 through September 1998, inclusive, and (ii) dividing such product by three (3), and (B) $3,000,000.

                  For purposes of the calculations in this Exhibit 3.7(e), "gross margin" means the revenues derived from the State Contract, less (A) clinical costs attributable to the State Contract, less (B) regional expenses applicable to the State Contract, less (C) any other expenses directly attributable to the State Contract. The costs and expenses described in clauses
(A), (B) and (C) shall not include (i) claims payment services, (ii) accounting and finance support services, (iii) information systems support services, (iv) corporate management and supervision functions, (v) credentialing or (vi) corporate quality assurance functions. Any such expenses as described in clauses
(i) through (vi) above which are budgeted locally and provided locally under the State Contract shall not be excluded from regional expenses applicable to the State Contract (i.e., two MIS technicians, a reports analyst, a QI director and a QI auditor, among others).

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                                  EXHIBIT 10.5


         Parent acknowledges the existence of the contracts disclosed in Section 4.10(a)(iv) of the Company Disclosure Schedule, and agrees to cause the Company to perform its obligations under such contracts in accordance with the terms thereof.

         In connection with any decision to sever or terminate the employment, subsequent to the Effective Time, of any employee of the Company on the date hereof, if any such employee (a "Covered Employee") is entitled to the benefits of the Company's severance policy set forth in Section 4.14(a) of the Company Disclosure Schedule, Parent agrees to cause the Company to honor such policy with respect to such Covered Employee, and Parent agrees that it will give any such Covered Employee not less than 30 days' notice prior to such severance or termination.

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                               EXHIBIT 12.2(i)(1)

                           AGREEMENTS TO BE TERMINATED

The Agreement Among Certain Shareholders, dated March 2, 1994, between Alan Shusterman, Lisa Shusterman, Ronald E. Cann, M.D., Douglass A. Kay, M.D., Humana Inc., CMG Health, Inc., Paul E. Burke, Jr., Jeffrey Roseman and their successors, as Co-Trustees of the Alan and Lisa Shusterman Children's Trust, 6800 Tammy Court Limited Partnership and Humana Inc.

The Amended and Restated Shareholders Agreement, dated May 18, 1992, between Alan and Lisa Shusterman, Ronald E. Cann, M.D., and Douglass A. Kay, M.D. (which are the only remaining stockholders of the Company under this agreement, as Complete Health Services, Inc. is no longer a stockholder of the Company).

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                               EXHIBIT 12.2(i)(2)

                  AGREEMENTS TO REMAIN IN FULL FORCE AND EFFECT


Until the third anniversary of the Effective Time, the following agreements, by amendment thereof, shall remain in full force and effect:

1. Mental Health Services Provider Agereement dated May 1, 1994, by and between Humana Kansas City, Inc. and CMG Health, Inc. for the Kansas City market (Amendment No. 3);

2. Mental Health Services Provider Agreement dated September 1, 1996, by and among Humana Health Plan, Inc., HMPK, Inc., HPlan, Inc., Humana Insurance Company and their affiliates and CMG Health, Inc., for a portion of the Kentucky market (Amendment No. 1);

3. Mental Health Services Provider Agreeement dated September 1, 1996, by and among Humana Health Plan of Ohio, Inc., Humana Insurance Company and CMG Health, Inc. for the Ohio market (Amendment No. 1); and

4. Mental Health Services Provider Agreement dated April 1, 1994 by and among Humana Health Plan, Inc., HMPK, Inc., Hplan, Inc., Humana Insurance Company and CMG Health, Inc., for the Kentucky market (Amendment No. 10).

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                                 EXHIBIT 12.2(l)

                              CONSENTS OF CUSTOMERS

The State of Montana

Humana Inc.

Blue Cross of Western New York (d/b/a Community Blue Cross)

Priority Health Managed Benefits, Inc. and Affiliates

Physician Health Services Inc. and Affiliates (PHS)

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                                 EXHIBIT 12.2(s)

                    CONSENTS OF CERTAIN STOCK OPTION HOLDERS

                  Each holder of a Stock Option granted under the 1992 Option Plan and each holder of a Stock Option granted under the 1996 Option Plan shall have delivered to Parent and the Company consents to the treatment of such Stock Options in accordance with Section 3.2 of the Agreement; provided however, that up to ten (10) holders of Stock Options aggregating no more than 10,000 shares of Company Common Stock may fail to provide such consents.

                                  EXHIBIT 13.7

         (1) A Material Adverse Change will be deemed to have occurred, and a Material Adverse Effect shall be deemed to exist, with respect to the Company in the event that for any calendar month from May 1997 through the last full calendar month preceding the Effective Time, the Company has a gross margin less than $1,100,000. Gross margin of the Company for any such month shall equal (A) the Company's revenue for such month, excluding revenue attributable to or generated by the Company in connection with the State Contract (i.e., between Montana Community Partners, Inc. and the State of Montana) and the CHAMPUS 3/4 Subcontract, less (B) the Company's medical and clinical expenses for such month, excluding such expenses relating to the State Contract and the CHAMPUS 3/4 Subcontract, less (C) the Company's regional costs for such month, excluding such costs relating to the State Contract and the CHAMPUS 3/4 Subcontract, less
(D) total corporate administrative expenses of the Company (including expenses allocated or attributable to the State Contract) for such month in excess of
$1,565,000. Such determination shall be made based upon the Company's consolidated monthly financial reports, prepared consistently with past practices.

                  For  purposes  of any  calculation  of  gross  margin  in this
Section 1 of Exhibit 13.7, it is agreed that (i)(A) the Company shall not be permitted to reduce its expenses for any period or with respect to any customer contract by reducing its IBNR "cushion" as of April 30, 1997, as such "cushion" is set forth in Section 4.20 of the Company Disclosure Schedule and (B) the actuarial method employed by the Company in computing IBNR balances and the IBNR "cushion" for periods subsequent to April 30, 1997 shall be consistent with the actuarial method employed by the Company in computing such balances and "cushion" at April 30, 1997, and (ii) any income received or expenses (which include regional expenses) incurred (including termination, shut down and phase-out losses for the period May 1, 1997 through July 31, 1997 up to $750,000 (it being understood that, in respect of these items, $857,000 has already been accrued as of April 30, 1997, and offset by $107,000 of excess "cushion" which had been previously accrued in the IBNR "cushion" applicable to New Hampshire) during the period commencing May 1, 1997 and ending at the Effective Time in connection with the Company's contract with Healthsource located within the New Hampshire regional service center shall not be included in such calculation of gross margin.

         (2) A Material Adverse Change will also be deemed to have occurred, and a Material Adverse Effect shall be deemed to exist, with respect to the Company in the event that any Group Entity receives notice, or otherwise has knowledge, that

                           (A) any of (1) the CHAMPUS 3/4 Subcontract or any other contract between Humana Inc. or any of its subsidiaries and the Company or between Humana Inc. or any of its subsidiaries and Parent or a subsidiary of Parent, (2) the State Contract, (3) the contract between the Company and Blue Cross of Western New York (d/b/a Community Blue Cross), (4) the contract between the Company and Priority or (5) any contract between the Company and PHS has been or will be terminated, or that any customer under such contracts has ceased or will cease to use the services of the applicable Group Entity, or any that such customer has materially reduced, or will materially reduce, the use of services by the applicable Group Entity,

                           (B) any customer (other than OCHAMPUS or PHS) under any of the aforementioned contracts in clause (A) has requested, or intends to request, that a Group Entity grant price concessions, rate reductions, rebates or other revenue reductions of five percent (5%) or more below the pricing terms in effect on the date hereof on products or services provided by the Company or another Group Entity under such contract, provided that the matters which are the subject of clauses
         (D) and (E) of this Exhibit 13.7 shall not constitute a Material Adverse Change under this clause (B) (but shall be subject to clauses
         (D) and (E)),

                           (C) any customer (other than OCHAMPUS or PHS) under any of the aforementioned contracts in clause (A) has requested, or intends to request, that any Group Entity increase the level of services provided or make other changes to the products or services provided to such customer which will increase the costs and expenses of the applicable Group Entity in providing such products or services under any such contract by five (5%) or more as compared to the costs and expenses of such Group Entity in providing such products or services under any such contract on the date hereof, without a corresponding increase in compensation to such Group Entity offsetting such increase in costs and expenses, provided that the matters which are the subject of clauses (D) and (E) of this Exhibit 13.7 shall not constitute a Material Adverse Change under this clause (C) (but shall be subject to clauses (D) and (E)),

                           (D) as a result of the final resolution of the bid price adjustment relating to CHAMPUS Regions 3 and 4 described in
         Section 3.7(b)(ii) of the Agreement, there is no "Excess Operating Income" under the formula set forth in the second paragraph of Exhibit 3.7(b) (i.e., clause (B) of such definition equals or exceeds clause
         (A) thereof),

                           (E)      with respect to PHS:

                                    (x)     PHS requests, or intends to request,
                           that the per member per month ("PMPM") rate under the Connecticut Medicaid contract be reduced below $9.64; or

                                    (y) PHS  requests,  or intends  to  request,
                           that the PMPM rate in effect on the date hereof relating to any of (1) the New York HMO program, (2) the New York PHS Nurses program or (3) the New York point of service program (collectively, the "New York PHS Programs") be reduced below $3.60, $3.56 or $6.29, respectively; or

                           (F) in connection with the State Contract, gross margin (i.e., revenue, less clinical costs, less regional expenses (excluding corporate overhead allocations) relating to the State Contract, calculated on a basis consistent with the Montana Statement of Operations attached to this Exhibit 13.7 as Annex A), is less than $280,000 for the months of May and June 1997, combined, or is less than $175,000 for the month of July 1997.

         (3) A Material Adverse Change will also be deemed to have occurred, and a Material Adverse Effect shall be deemed to exist, with respect to the Company, in the event that, as a result of the litigation relating to the State Contract described in Section 4.6(b) or the final resolution thereof, the State of Montana or any subdivision thereof takes action, or asserts an intention to take action, which would, or would be reasonably likely to, materially and adversely impact the anticipated benefits to the Company of the State Contract, including, without limitation, the termination or material modification of the State Contract;

         (4) Notwithstanding the foregoing, none of the following shall be deemed a Material Adverse Change or to have a Material Adverse Effect:

                  (A) the cessation or the continuation of services under any of the Company's contracts with (i) Healthsource, (ii) Health Power, (iii) Aetna,
(iv) Prudential (for the Indianapolis  market),  (v) Healthplan Southeast and/or
(vi) Emerald HMO;

                  (B)the loss or expiration of the Company's Knox-Keene license in the State of California;

                  (C) with respect to the State Contract, a rate reduction arising from the budget cut under discussion on the date hereof in the Montana Legislature (not to exceed $8,000,000 in the aggregate) or gross margin (as described above) is greater than $280,000 for the months of May and June 1997, combined, or is greater than $175,000 for the month of July 1997;

                  (D) any payments to Dr. Alan Shusterman or Dr. Douglass Kay as contemplated by the agreements referred to in Section 12.2(p); and

                  (E)the payments of any amounts constituting the Adjustment Amount as set forth on Exhibit
3.1(b).

The parties acknowledge and agree that the exclusion of the contracts under Paragraph 4(A) above will have no impact upon the minimum gross margin provisions of Paragraph 1 above (i.e., the minimum gross margin requirement will be $1,100,000 irrespective of the loss of the contracts listed in Paragraph 4(A) above or any other contracts).

                                                     EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER




                                  by and among



                       Merit Behavioral Care Corporation,

                               Merit Merger Corp.

                                       and

                                CMG Health, Inc.













                            dated as of July 14, 1997

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

                                TABLE OF CONTENTS

ARTICLE I.  THE MERGER............................................................................................1
                  1.1. The Merger.................................................................................1
                  1.2. The Closing................................................................................2
                  1.3. Effective Time.............................................................................3
                  1.4. Effect of the Merger.......................................................................4
ARTICLE II.  CHARTER, BYLAWS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.................................4
                  2.1. Charter of the Surviving Corporation.......................................................4
                  2.2. Bylaws of the Surviving Corporation........................................................4
                  2.3. Directors of the Surviving Corporation.....................................................4
                  2.4. Officers of the Surviving Corporation......................................................5
ARTICLE III.  EFFECT OF THE MERGER ON CAPITAL STOCK...............................................................5
                  3.1. Effect on Capital Stock....................................................................5
                  3.2. Stock Options..............................................................................7
                  3.3. Exchange of Certificates; Procedures.......................................................9
                  3.3.1. Recalculation of Cash Price..............................................................9
                  3.4. No Further Rights in Exchanging Company Shares............................................10
                  3.5. Lost Certificates.........................................................................10
                  3.6. Withholding Rights........................................................................10
                  3.7. Additional Consideration Rights...........................................................10
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................23
                  4.1. Organization, Existence and Good Standing.................................................23
                  4.2. Subsidiaries and Affiliated Partnerships..................................................23
                  4.3. Organization, Existence and Good Standing of the Company
                         Subsidiaries and the Company Other Entities.............................................24
                  4.4. Company Capital Stock.....................................................................25
                  4.5. Power and Authority.......................................................................25
                  4.6. Legal Proceedings.........................................................................26
                  4.7. Financial Statements......................................................................27
                  4.8. No Undisclosed Liabilities................................................................28
                  4.9. No Violation..............................................................................28
                  4.10. Material Contracts.......................................................................28
                  4.11. Compliance With Law; Consents and Authorizations.........................................31
                  4.12. Insurance................................................................................31
                  4.13. Tax Matters..............................................................................32
                  4.14. Employee Benefit Plans...................................................................32
                  4.15. Licenses; Accreditation and Regulatory Approvals.........................................34
                  4.16. Absence of Certain Changes or Events.....................................................34
                  4.17. Personal Property; Information Systems...................................................36
                  4.18. Real Property............................................................................37
                  4.19. Customers................................................................................37
                  4.20. Receivables; IBNR Claims.................................................................38
                  4.21. Transactions with Affiliates.............................................................38
                  4.22. Restricted Cash..........................................................................38
                  4.23. Commissions and Fees.....................................................................38
                  4.24. Environmental Matters....................................................................39
                  4.25. Labor Matters............................................................................40
                  4.26. Disclosure...............................................................................40
ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT..............................................40
                  5.1. Organization. Existence and Capital Stock.................................................40
                  5.2. Power and Authority.......................................................................41
                  5.3. Consents and Approvals; No Violation......................................................41
                  5.4. Legal Proceedings.........................................................................41
                  5.5. No Prior Activities.......................................................................41
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF PARENT............................................................42
                  6.1. Organization. Existence and Good Standing.................................................42
                  6.2. Power and Authority.......................................................................42
                  6.3. Financing.................................................................................42
                  6.4. Legal Proceedings.........................................................................42
                  6.5. Consents and Approvals; No Violation......................................................42
                  6.6. Parent Capital Stock......................................................................43
                  6.7. SEC Documents; No Material Adverse Change.................................................43
ARTICLE VII.  ACCESS TO INFORMATION AND DOCUMENTS................................................................43
                  7.1. Access to Information.....................................................................43
ARTICLE VIII.  COVENANTS OF THE COMPANY..........................................................................44
                  8.1. Affirmative Covenants.....................................................................44
                  8.2. Negative Covenants........................................................................45
                  8.3. CHAMPUS 2/5 Subcontract...................................................................48
                  8.4. No Solicitations..........................................................................48
ARTICLE IX.  COVENANTS OF THE PARENT AND MERGER SUB..............................................................49
                  9.1. Financing.................................................................................49
                  9.2. Existing Debt.............................................................................49
ARTICLE X.  COVENANTS OF THE COMPANY, PARENT AND
                      MERGER SUB.................................................................................49
                  10.1. Public Disclosures.......................................................................49
                  10.2. Notification of Certain Matters..........................................................49
                  10.3. Other Actions............................................................................49
                  10.4. Regulatory and Other Authorizations; Consents............................................50
                  10.5. Employee Transition Matters..............................................................50
                  10.6. Escrow Agreement.........................................................................51
ARTICLE XI.  TERMINATION, AMENDMENT AND WAIVER...................................................................51
                  11.1. Termination..............................................................................51
                  11.2. Effect of Termination....................................................................51
                  11.3. Expenses and Fees........................................................................52
ARTICLE XII.  CONDITIONS TO CLOSING..............................................................................52
                  12.1. Mutual Conditions........................................................................52
                  12.2. Conditions to Obligations of Parent and Merger Sub.......................................52
                  12.3. Conditions to Obligations of the Company.................................................54
ARTICLE XIII.  MISCELLANEOUS.....................................................................................55
                  13.1. Nonsurvival of Representations and Warranties............................................55
                  13.2. Scope of Representations and Warranties..................................................55
                  13.3. Notices..................................................................................55
                  13.4. Further Assurances.......................................................................57
                  13.5. Governing Law............................................................................57
                  13.6.  Knowledge...............................................................................57
                  13.7  "Material Adverse Effect" or "Material Adverse Change"...................................57
                  13.7. Taxes....................................................................................58
                  13.8. Captions.................................................................................58
                  13.9. Integration of Company Disclosure Schedule and Exhibits..................................58
                  13.10. Entire Agreement; No Third-Party Beneficiaries..........................................58
                  13.11. Counterparts............................................................................58
                  13.12. Binding Effect..........................................................................58
                  13.13. Severability............................................................................59
                  13.14. Waivers and Amendments..................................................................59
                  13.15. Specific Performance....................................................................59


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                                  EXHIBIT LIST

1.2(b)(iv)(A)         Opinions of Skadden, Arps, Slate,
                      Meagher & Flom (Illinois)
1.2(b)(iv)(B)         Opinion of Jill B. Reamer, Esq.
1.2(b)(vi)            Stockholders Agreement
1.2(d)(v)             Opinion of Richards, Layton & Finger
1.2(d)(vi)            Opinion of Michael G. Lenahan, Esq.
1.2(d)(vii)           Escrow Agreement
3.1(b)                Adjustment Amount
3.7(b)                CHAMPUS Earn-Out Payment Calculation
3.7(d)                Definition of CHAMPUS 2/5 Condition
3.7(e)                State Earn-Out Payment Calculation
8.3                   CHAMPUS 2/5 Subcontract
10.5                  Employee Transition Matters
12.2(i)(1)            Agreements to be terminated
12.2(i)(2)            Agreement to remain in full force and effect
12.2(l)               Consents of Customers
12.2(s)               Holders of Stock Options to sign consents with
                      respect thereto
13.7                  Material Adverse Change/Effect

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                                    GLOSSARY

Term                                                            Section
1992 Option Plan                                                3.2(a)
1994 Option Plan                                                3.2(a)
1995 Option Plan                                                3.2(a)
1996 Option Plan                                                3.2(a)
ACR Beneficiary                                                 3.1(b)(ii)
ACR Denominator                                                 3.7(c)
ACR Representative                                              3.7(f)(ii)
Acquisition Exclusivity Period                                  8.4
Action                                                          4.6(a)
Additional Consideration Right                                  3.1(b)(ii)
Adjustment Amount                                               3.1(b)(ii);
                                                                  Ex. 3.1(b)
Affiliate                                                       4.21
Agreement                                                       Preamble
Any Other Parties                                               Ex. 3.7(c)
Cash Price                                                      3.1(b)(ii)
Certificates                                                    3.3(a)
CHAMPUS 2/5 Adjustments                                         3.7(d)(ii)
CHAMPUS 2/5 Subcontract                                         8.3
CHAMPUS 3/4 Subcontract                                         3.7(b)(ii)
CHAMPUS 2/5 Condition                                           3.7(d)
CHAMPUS 2/5 Prime Contract                                      Ex. 3.7(d)
CHAMPUS Condition Shares                                        3.7(a)(iii)
CHAMPUS Earn Out Payment                                        3.7(a)(i);
                                                                   Ex. 3.7(b)
CHAMPUS Shares                                                  3.7(a)(iii)
Choice                                                          3.7(b)(ii)
Closing                                                         1.2(a)
Closing Date                                                    1.2(a)
Commitment Letters                                              6.3
common control                                                  4.14(a)
Company                                                         Preamble
Company Common Stock                                            Recitals
Company Disclosure Schedule                                     ARTICLE IV
Company Equity Interests                                        4.2(d)
Company Financial Statements                                    4.7
Company LLC                                                     4.2(b)
Company Other Entities                                          4.2(b)
Company Parties                                                 7.1
Company Partnership(s)                                          4.2(b)
Company Preferred Stock                                         Recitals
Company Subsidiary(ies)                                         4.2(a)
Complaint                                                       Ex. 3.7(c)
Confidential Information                                        7.1
Confidentiality Agreement                                       7.1
Constituent Corporations                                        1.4
contract                                                        4.10(c)
controlled group of corporations                                4.14(a)
Covered Employee                                                Ex. 10.5
customer contract                                               4.10(c)
Customer Modifications                                          4.19
Delaware Certificate of Merger                                  1.3
DGCL                                                            1.1
Earn Out Payment Date                                           3.7(b)(ii)
Earn-Out Statement                                              3.7(b)(ii)
Effective Time                                                  1.3
Encumbrances                                                    4.2(d)
Environmental Condition                                         4.24
Environmental Laws                                              4.24
Equity Interest                                                 4.2(d)
Equity Rights                                                   3.1(f)
Equivalent Cash Amount                                          3.7(h)
ERISA                                                           4.14(a)
Escrow Agent                                                    1.2(d)(vii)
Escrow Agreement                                                1.2(b)(vii)
Escrow Amount                                                   3.1(b)(ii)
Excess Amount                                                   3.1(b)(ii);
                                                                 Ex. 3.1(c)(i)
Excess Operating Income                                         Ex. 3.7(b);
                                                                 Ex. 13.7
Excess State Gross Margin                                       Ex. 3.7(e)
Exchanging Company Shares                                       3.1(d)
Final Determination                                             3.7(e)(iii)
Frozen Option                                                   3.1(b)(ii)
GAAP                                                            4.7
Governmental Authority                                          4.6(a)
Group Entities                                                  4.2(b)
Handled                                                         4.24
Handling                                                        4.24
Hardware                                                        4.17(c)
HSR Act                                                         4.11(b)
Humana MHS                                                      3.7(b)(ii)
IBNR Claims                                                     4.20
IRC                                                             3.6
knowledge                                                       13.6
Latest Company Financial Statements                             4.7
Latest Statement Date                                           4.7
Laws                                                            4.9
Leases                                                          4.18(b)
Licensed Real Property                                          4.18(b)
Licenses                                                        4.15
Litigation Condition                                            3.7(c)
Litigation Condition Shares                                     3.7(a)(ii)
Lost Certificate                                                3.5
Maryland Articles of Merger                                     1.3
Material Adverse Change                                         13.7
Material Adverse Effect                                         13.7
Material Breach                                                 11.1(b)(iii)
Material Contracts                                              4.10(a)
Material of Environmental Concern                               4.24
Medical Loss Ratio                                              Ex. 3.7(b)
Merger                                                          Recitals
Merger Consideration                                            3.1(b)
Merger Sub                                                      Preamble
Merger Sub Common Stock                                         5.1
Merrill Lynch                                                   Ex. 3.1(b)
MGCL                                                            1.1
most favored nations                                            4.10(a)(xiii)
New York PHS Program                                            Ex. 13.7
OCHAMPUS                                                        3.7(b)(ii)
Parent                                                          Preamble
Parent Common Stock                                             3.7(a)(ii)
Parent Representatives                                          7.1
Parent SEC Documents                                            6.7
Parent Shares                                                   3.7(a)(iii)
Patent Preferred Stock                                          6.6
Permitted Encumbrances                                          4.17
PHS                                                             4.10(a);
                                                                 Ex. 12.2(j)(3)
Piper & Marbury                                                 4.6(c)
Plan(s)                                                         4.14(a)
PMPM                                                            Ex. 13.7
prohibited transaction                                          4.14(a)
Projected Revenue                                               Ex. 3.7(d)
Proposed Acquisition                                            8.4
Quarter 1996                                                    Ex. 3.7(b)
Quarter 1997                                                    Ex. 3.7(b)
Representatives                                                 8.4
RFP                                                             Ex. 3.7(d)
SEC                                                             6.7
Share Adjustment                                                3.7(g)(i)
Software                                                        4.17(b)
State Contract                                                  3.7(b)
State Earn Out Payment                                          3.7(a)(iv);
                                                                  Ex. 3.7(e)
State Earn Out Statement                                        3.7(e)(iv)
State Payment Date                                              3.7(e)(ii)
Stephens                                                        4.6(c)
Stock Option                                                    3.2(a)
Stockholder Approvals                                           4.5(b)
Stockholder Support Agreements                                  Recitals
Stockholders Agreement                                          1.2(b)(vi)
Subsequent Company Financial Statements                         8.1(h)
Subsequent Supplemental Schedule                                8.1(h)
Subsidiary                                                      4.2(a)
Supplemental Schedules                                          4.7
Surviving Corporation                                           1.1
tax return                                                      13.8
tax(es)                                                         13.8
to the best knowledge                                           13.6
to the knowledge                                                13.6
unaffiliated Entities                                           4.2(b)
Unpaid Severance Amount                                         3.7(k)
Unvested Option                                                 3.1(b)(ii)
Vested Option                                                   3.1(b)(ii)
Vista                                                           12.2(k);
                                                                  Ex. 3.7(c)
Vista Motion                                                    12.2(k)